UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to § 240.14a-12

Boston Private Financial Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

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BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

ANNUAL MEETING OF STOCKHOLDERS

April 22, 2009 at 3:00 p.m.

Notice to: Stockholders of BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of Boston Private Financial Holdings, Inc. (the “Company”) will be held at Ten Post Office Square, 2nd Floor, Boston, Massachusetts 02109, on Wednesday, April 22, 2009 at 3:00 p.m., for the following purposes:

1.	to elect four (4) Class III Directors nominated by the Board of Directors of the Company;

2.	to approve a new 2009 Stock Option and Incentive Plan (the “2009 Plan”) for officers, employees, non-employee directors and other key persons of the Company and its subsidiaries;

3.	to approve a non-binding, advisory resolution regarding the compensation of the Company’s executive officers; and

4.	to consider and act upon any other matter which may properly come before the Meeting or any adjournment or postponement thereof.

Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed.

The Board of Directors has fixed the close of business on March 4, 2009 as the record date for determining the stockholders entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO VOTE YOUR SHARES AT YOUR EARLIEST CONVENIENCE. PROMPTLY VOTING YOUR SHARES VIA TELEPHONE, THE INTERNET OR BY SIGNING THE ENCLOSED PROXY CARD AND MAILING IT IN THE ENCLOSED ENVELOPE, WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. ANY PROXY MAY BE REVOKED BY DELIVERY OF A LATER DATED PROXY. STOCKHOLDERS OF RECORD WHO ATTEND THE MEETING MAY VOTE IN PERSON EVEN IF THEY HAVE PREVIOUSLY VOTED A PROXY.

For specific instructions on how to vote your shares, please refer to the section entitled Proxy Voting Options.

Important Notice Regarding the Availability of Proxy Materials for the Meeting: the Company’s 2009 Proxy Statement, Form 10-K and the Company’s Annual Report for 2008 are available at www.edocumentview.com/bpfh. These documents are also available free of charge by calling the Company’s toll-free number (888)-666-1363 or by contacting the Company’s investor relations department by email at investor-relations@bostonprivate.com.

By Order of the Board of Directors

MARGARET W. CHAMBERS

Secretary

Boston, Massachusetts

Dated: March 13, 2009

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

Ten Post Office Square

Boston, Massachusetts 02109

PROXY STATEMENT

Annual Meeting of Stockholders

To be held on Wednesday, April 22, 2009

GENERAL

This Proxy Statement is furnished to the stockholders of Boston Private Financial Holdings, Inc., a Massachusetts corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors”) from holders of the outstanding shares of the Common Stock, par value $1.00 per share (the “Common Stock”), of the Company for use at the Annual Meeting of Stockholders (the “Meeting”) of the Company to be held on Wednesday, April 22, 2009 at 3:00 p.m. Boston time, at Ten Post Office Square, 2nd Floor, Boston, Massachusetts 02109, and at any adjournment or postponement thereof, for the purposes set forth herein.

The Notice of Annual Meeting of Stockholders, this Proxy Statement and the accompanying proxy card are first being sent to stockholders on or about March 13, 2009.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on April 22, 2009: the Company’s 2009 Proxy Statement, Form 10-K and the Company’s Annual Report for 2008 are available at www.edocumentview.com/bpfh. These documents are also available free of charge by calling the Company’s toll-free number (888)-666-1363 or by contacting the Company’s investor relations department by email at investor-relations@bostonprivate.com.

The shares represented by the enclosed proxy will be voted as specified therein if the proxy is properly voted and received prior to the Meeting and not properly revoked. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the proposals contained in the proxy, including the nominees for election to the Board of Directors. In accordance with Securities and Exchange Commission (the “Commission”) rules, boxes and instructions are provided on the enclosed proxy card for stockholders to mark if they wish (i) either to vote “for” or to “withhold authority” to vote for one or more of the Company’s nominees for Directors, (ii) either to vote “for” or “against” the approval of the 2009 Stock Option and Incentive Plan or to “abstain” from voting to approve the 2009 Stock Option and Incentive Plan, and (iii) either to vote “for” or “against” the non-binding resolution on executive compensation or to abstain from voting to approve the non-binding resolution on executive compensation. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

A stockholder of record may revoke a proxy by (i) filing an instrument of revocation with the Company at Ten Post Office Square, Boston, Massachusetts 02109, Attention: Secretary; (ii) filing a duly executed proxy bearing a later date; or (iii) appearing in person at the Meeting and specifically withdrawing the proxy.

PROXY VOTING OPTIONS

Whether or not you expect to be present at the meeting, you are requested to vote your shares at your earliest convenience. Promptly voting your shares via telephone, the internet as detailed on the enclosed proxy card, or by signing, dating and returning the enclosed proxy card will ensure the presence of a quorum at the meeting. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail.

PLEASE DO NOT RETURN THE ENCLOSED PAPER BALLOT IF YOU ARE VOTING OVER THE INTERNET OF BY TELEPHONE.

VOTING AND QUORUM

The Board of Directors has fixed the close of business on March 4, 2009, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Meeting. At the Record Date, 64,086,926 shares of Common Stock were outstanding and entitled to vote at the Meeting, and there were 1,364 stockholders of record.

The holders of each share of Common Stock outstanding as of the close of business on the Record Date shall be entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. Transferees after such date will not be entitled to vote at the Meeting. Each holder of Common Stock is entitled to one vote for each share held of record for each matter properly submitted for consideration at the Meeting. The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of Common Stock constitutes a quorum for the transaction of business at the Meeting. Abstentions and “broker non-votes” (that is, shares represented at the meeting which are held by a broker or nominee and as to which (i) instructions have not been received from the beneficial owner or the person entitled to vote and (ii) the broker or nominee does not have discretionary voting power) shall be treated as shares that are present and entitled to vote with respect to such matters for purposes of determining whether a quorum is present. With respect to the election of directors, such election shall be determined by a plurality of votes cast by stockholders. Shares represented by a proxy that withholds authority to vote for a particular nominee or nominees and broker non-votes will be disregarded in determining the “votes cast” for the election of directors and will not affect the election of the nominees. With respect to the approval of the 2009 Plan and the non-binding resolution on executive compensation, the affirmative vote of a majority of the votes cast is required. For purposes of the vote on the 2009 Plan and the non-binding resolution on executive compensation, abstentions and broker non-votes will have no effect on the voting.

ANNUAL REPORT

All holders of record are being sent a copy of the Company’s 2008 Annual Report to Stockholders and Form 10-K, for the fiscal year ended December 31, 2008, which contains audited financial statements of the Company for the fiscal years ended December 31, 2008, 2007 and 2006, as filed with the Commission on March 13, 2009. These reports, however, are not part of the proxy soliciting material.

A copy of the Company’s Annual Report on Form 10-K filed with the Commission, including all exhibits to such form, may be obtained free of charge by writing to Boston Private Financial Holdings, Inc., Ten Post Office Square, 2nd floor, Boston, Massachusetts, 02109, Attention: Secretary, or by accessing the “Investor Relations” section of the Company’s website at www.bostonprivate.com.

PROPOSAL 1.

ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of thirteen members divided into three classes, with each class elected for a three-year term. In April 2009, with the retirement of Mr. Morris (described more fully below), the Board will consist of twelve members. One class of Directors is elected by the Company’s stockholders at each annual meeting of stockholders. At the Meeting, four Class III Directors will be elected to serve until the 2012 annual meeting of stockholders or until their successors are duly elected and qualified, or until their earlier death, resignation or removal. All four of the nominees are currently serving on the Board of Directors. The Board of Directors has nominated Herbert S. Alexander, Adolfo Henriques, Lynn Thompson Hoffman and John Morton III for re-election as Class III Directors.

Each nominee has agreed to continue to serve as a Director if re-elected. If any nominee shall become unavailable for any reason, all proxies will be voted FOR the election of such other person as the Board of Directors may recommend.

Unless otherwise instructed, the persons named in the proxy will vote the shares to which the proxy relates FOR the election of the nominees to the Board of Directors.

The Board of Directors of the Company recommends a vote FOR the election of the four nominees to the Board of Directors as Class III Directors of the Company.

INFORMATION REGARDING DIRECTORS

The following table sets forth certain information regarding the Directors of the Company, including the nominees for election at the Meeting as Class III Directors, based on information furnished by them to the Company:

		Age	Director Since
Class I—Term Expires 2010
Eugene S. Colangelo *(1)	Westborough, MA	61	1987
Allen L. Sinai *	Lexington, MA	69	1995
Timothy L. Vaill	Andover, MA	67	1993
Stephen M. Waters *	Greenwich, CT	62	2004

Class II—Term Expires 2011
Kathleen M. Graveline *	Needham, MA	57	2003
Deborah F. Kuenstner *	Newton, MA	50	2007
Walter M. Pressey	Belmont, MA	64	2001
William J. Shea *	North Andover, MA	61	2004

Class III—Term Expires 2009
Herbert S. Alexander *(3)	Westborough, MA	66	1991
Adolfo Henriques *(3)	Key Biscayne, FL	55	2007
Lynn Thompson Hoffman *#(3)	Santa Fe, NM	60	1994
Richard I. Morris, Jr. *(2)	London, England	59	2003
John Morton III *(3)(4)	Annapolis , MD	65	2008

*	Independent Director.
#	Lead Director.
(1)	Includes service as a director of Boston Private Bank & Trust Company (“Boston Private Bank”) prior to the formation of the holding company structure in 1988.

(2)	As disclosed in our current report on Form 8-K filed on January 28, 2009, Mr. Morris has determined not to stand for re-election to the Company’s Board of Directors when his term expires on April 22, 2009.
(3)	Nominee for election or re-election.
(4)	As disclosed in our current report on Form 8-K filed on July 23, 2008, Mr. Morton was appointed to the Board of Directors pursuant to the terms of the investment agreement with The Carlyle Group.

The Board of Directors of the Company has determined that each Director is “independent” in accordance with the definition in the Marketplace Rules of the Financial Industry Regulatory Authority applicable to NASDAQ-listed companies (the “NASDAQ Rules”), the listing standards applicable to the Company, except for Mr. Vaill and Mr. Pressey. Under the NASDAQ Rules, a director is considered independent only if the director is not an executive officer or employee of the Company and the Board affirmatively determines that the director does not have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Under the NASDAQ Rules, the Board may not make a valid finding of independence if the director, or a family member of such director, had certain relationships or received certain compensation from the Company. In making its determinations, the Board considered the following factors including, but not limited to, any compensation received from the Company, other than director’s fees, in excess of $120,000 during the last three years, whether the Director or any member of their family was employed as an executive officer of the Company during the last three years, and whether the Director or any member of their family is or was a partner of the Company’s independent registered public accounting firm or worked on the Company’s audit as a partner or employee of the Company’s independent registered public accounting firm during the last three years.

The principal occupation and business experience during the last five years for each Director, including each nominee for election or re-election as Class III Directors, is set forth below:

Herbert S. Alexander. Mr. Alexander is founder, President and Chief Executive Officer of Alexander, Aronson, Finning & Co., P.C., a firm of certified public accountants and consultants established in 1973. He serves on the Alumni Board of Boston University School of Management and on the Investment Committee of Morgan Memorial Goodwill Industries in Boston, Massachusetts, and formerly served on the Board of Directors of the Massachusetts Society of Certified Public Accountants and the Massachusetts Easter Seal Society. Additionally, he is a member of the Advisory Council of the Northeastern University Graduate School of Professional Accounting, Trustee of the Worcester Art Museum and President and Chairman of the Board of Directors of the International Association of Practising Accountants. Mr. Alexander is also a director of Boston Private Bank and Charter Bank.

Eugene S. Colangelo. Mr. Colangelo is Chairman of the Board of Julio Enterprises and has served as such since the early 1980s. Julio Enterprises, a conglomerate headquartered in Westborough, Massachusetts, operates numerous businesses including retail, publishing and real estate. He was a member of the Board of Directors of Morgan Memorial Goodwill Industries in Boston, Massachusetts, and is currently a member of the Retail Oversight Committee. Mr. Colangelo serves as Chairman of the Board of Directors of Boston Private Bank.

Kathleen M. Graveline. Ms. Graveline is a retired financial services executive. She was formerly Executive Vice President of John Hancock Financial Services (1996-2001) where she was responsible for managing all facets of the Retail Sector. She also spent three years as Senior Vice President of Alternative Channels and Product Management at John Hancock. Prior to joining Hancock, she held the position of Senior Vice President of Fidelity Investments High Net Worth Group. Her other roles have included serving as Managing Partner of the Communique Group, a marketing and promotions firm, and Senior Vice President of The Boston Company where she held various positions in the marketing and product development areas of the bank. Ms. Graveline is a member of the Board of Fidelity Investments Life Insurance Company and has served on the Board of Overseers of WGBH since 1996. Ms. Graveline is also on the Board of Directors of Boston Private Bank.

Adolfo Henriques. Mr. Henriques is currently a private investor. Until December 2007, he was Chairman, President and Chief Executive Officer of Florida East Coast Industries and had served on the board of that company since 1998. He was chairman of their audit committee and a member of their governance committee, as well. Mr. Henriques was previously with Regions Bank, where he most recently served as Chief Executive Officer of the South Region. In 1997, he joined that bank to lead the corporation’s expansion into the Florida market. Prior to joining Regions Bank, Mr. Henriques served in executive capacities at Bank of America’s predecessor banks since 1986. Mr. Henriques is the past Chairman of the Board of Trustees for Florida International University. He is a member of the Orange Bowl Committee and the Miami Business Forum. He has served as past Chairman of: the Greater Miami Chamber of Commerce, Leadership Florida, the Financial Oversight Board for the City of Miami, the United Way of Miami-Dade, the Greater Miami Convention and Visitor’s Bureau and the Beacon Council (Miami’s Economic Development Partnership). Mr. Henriques has also served as Co-Chairman of the Miami Children’s Museum Capital Campaign, Chairman of Homes for South Florida and Greater Miami LISC, Chairman of the Epiphany School Advisory Council, Site Selection Chairman of the Community Partnership for Homeless, Regional Chair for the Florida Chamber of Commerce, Member of the Florida Board of Regents and served on the Mayor’s Blue Ribbon Task Force for the airport. Mr. Henriques is also on the Board of Directors for Gibraltar Private Bank & Trust Company.

Lynn Thompson Hoffman. Mrs. Hoffman is an attorney and private investor and serves as the Lead Director of the Company. Mrs. Hoffman is an Advisory Trustee of the Museum of New Mexico Foundation and serves on the Finance and Investment Committees. A former investment banker with Paine Webber and publisher with Houghton Mifflin Company, Mrs. Hoffman has served as Director of First Mutual Bank, the American Association of Publishers and the Massachusetts Society for the Prevention of Cruelty to Children where she chaired the Finance and Investment Committee. She has also served as Overseer of the New England Conservatory, Harvard Community Health Plan, and Babson College and was the past President of the Shirley Eustis House Association. Mrs. Hoffman is also on the Board of Directors of Borel Private Bank & Trust Company.

Deborah Foye Kuenstner. Ms. Kuenstner is the Chief Investment Officer at Wellesley College. Before joining Wellesley College in February 2009, Ms. Kuenstner was Chief Investment Officer and Vice President of Investment Management at Brandeis University. Prior to working at Brandeis, Ms. Kuenstner was Managing Director of Research for Fidelity Management & Research Company, the investment management organization of Fidelity Investments. Prior to Fidelity, Ms. Kuenstner was the Chief Investment Officer, Global Value, at Putnam Investments from 2000-2004. Her other roles at Putnam included Chief Investment Officer, International Value and Senior Portfolio Manager, International Equities. Prior to that, she worked at DuPont Pension Fund Investment in Wilmington, Delaware as a Senior Portfolio Manager, International Equities. Ms. Kuenstner has also been a Vice President, International Investment Strategist at Merrill Lynch in addition to Economist at the Federal Reserve Bank of New York. Ms. Kuenstner was actively involved in the Board of Pensions of the Presbyterian Church USA from 1996-2004 as Investment Committee Chair, Director, and most recently, Co-opted Director.

Richard I. Morris, Jr. Mr. Morris is a private investor and corporate adviser. He is a non-executive director of Jupiter Investment Management Holdings Ltd., and Arrowstreet Capital L.P. In addition, Mr. Morris serves as an adviser to TA Associates, a leading private equity firm, and FRM Holdings Limited, a major fund of hedge funds managers. He was previously Chief Operating Officer, President and finally Vice Chairman of Lovell Securities (now part of Jefferies International). He jointed Putnam Lovell, a financial services investment-banking firm, in 1997 and established the firm’s London office. While at Putnam Lovell, Mr. Morris led transactions for Global Asset Management, AXA, National Australia Bank, Fortis, Société Générale Asset Management, and Prudential plc, among others. Prior to joining Putnam Lovell, Mr. Morris served as President and Chief Executive Officer of Cursitor Alliance LLC, a unit of Alliance Capital Management (now AllianceBernstein). Mr. Morris was a co-founder, Principal and Chief Financial Officer of Cursitor Holdings, an international asset management and research group. He established The London Partnership Limited, which became part of Cursitor, in 1983 and was a founding director of Cursitor Management Limited and Cursitor-Eaton Asset Management Company, the principal investment management units of the group. Cursitor managed in excess of $10 billion at the time it was acquired by Alliance Capital Management LP. Mr. Morris is a member of the Advisory Council of the Franciscan Sisters of the Eucharist. Mr. Morris has determined not to stand for re-election to the Board when his term expires in April 2009.

John Morton, III. Mr. Morton is a seasoned bank executive with 35 years of banking and financial services experience. He has extensive experience leading organizational turnarounds, acquisition integrations, business growth and corporate governance activities. Mr. Morton has been Chairman of Fortress International Group, Inc. since December 2008. He has been a Director of the Company since August 2008, of Barry-Wehmiller Companies, Inc. since July 2007, Fortress International Group, Inc. since January 2007 and Dynamac International Inc, since the late 1980’s. Mr. Morton served as a Director of Broadwing Corporation from April 2006 to January 2007. He served as President of Premier Banking for Bank of America Corp. from August 24, 2004 to September 2005. From 1997 to 2001, Mr. Morton served as President of the Mid-Atlantic Region, Bank of America. Mr. Morton served as President of the Private Client Group of NationsBank from 1996 to 1997. From 1994 to 1996, he served as Chief Executive Officer and President of The Boatmen’s National Bank of St. Louis. He served as Chief Executive Officer of Farm and Home Financial Corporation from 1992-1993. In 1990 and 1991, Mr. Morton served as Perpetual Financial Corporation’s Chairman, Chief Executive Officer and President. He served in the U.S. Navy as a lieutenant aboard the nuclear submarine U.S.S. George Washington Carver. He serves as Chairman of the Maryland Stadium Authority and the U.S. Naval Academy Foundation Athletic and Scholarship Programs. Mr. Morton holds a Bachelor of Science Degree from the U.S. Naval Academy and a Masters of Business Administration in Finance from Harvard University.

Walter M. Pressey. Mr. Pressey is President, Vice Chairman, and Chief Risk Officer of the Company, which he joined in September of 1996. He served as Chief Financial Officer of the Company from 1996 until 2004, became President of the Company in 2000, and Vice Chairman in 2008. Prior to joining Boston Private, Mr. Pressey served in various senior executive capacities with Boston Safe Deposit & Trust Company and its parent, The Boston Company. His career at The Boston Company spanned twenty-six years and included, among other assignments, Treasurer and Chief Financial Officer of The Boston Company and its subsidiaries, Chief Planning Officer of The Boston Company, and Manager of Cash Management Services. Mr. Pressey serves as Chairman on the Board of Trustees of the Immune Disease Institute, a non-profit medical research firm affiliated with the Harvard Medical School and Children’s Hospital in Boston. He is past President and Director of the Financial Executives International (Boston Chapter) and currently serves on the Nominating Committee. Formerly, Mr. Pressey was President of the Treasurers Club of Boston, President of the Harvard Business School Alumni Association of Boston, Director of the Harvard Alumni Association, Director of the Harvard Business School Alumni Association, and served as Founder, Director and Treasurer of the Foundation for Belmont Education. He also was Director and Treasurer of the Massachusetts Horticultural Society. Mr. Pressey served as a First Lieutenant with the U. S. Army Chemical Corps at Edgewood Arsenal in Maryland and in the Vietnam theater. He also serves on the Board of Directors of Anchor Capital Holdings, LLC, Charter Bank and RINET Company, LLC, all of which are affiliates of the Company.

William J. Shea. Mr. Shea is currently Executive Chairman of Lucid, Inc. a manufacturer of non-invasive skin biopsy equipment. He was a managing partner of DLB Capital, LLC, a start-up private equity company located in Wilton, Connecticut until December 2007. He served as Executive Chairman of Royal & Sun Alliance USA, Inc. from 2005 to 2006. Mr. Shea served as President and Chief Executive Officer of Conseco, Inc. from 2001 to 2004, where he successfully managed that firm’s restructuring process. Prior to joining Conseco, Mr. Shea served as Chairman of the Board for Centennial Technologies, a public manufacturing company. Mr. Shea also served as Vice Chairman and Chief Financial Officer of BankBoston, Inc. prior to its acquisition by Fleet, where he had responsibility for all financial aspects of the corporation, investor relations, risk management, capital markets and private banking, among other areas. He began his career in the financial services area with Coopers & Lybrand, where he spent twenty years, and rose to serve as Vice Chairman and Firm Council Member. Mr. Shea formerly served on the Board of the Executive Committee for the Boston Stock Exchange and the Boards of Trustees for Children’s Hospital in Boston and Northeastern University. Mr. Shea has served as the Chairman of the Board of Demoulas Supermarkets since 1999 and, serves on the Board of AIG SunAmerica and NASDAQ OMX BX. Mr. Shea is also on the Board of Directors of First Private Bank & Trust.

Dr. Allen L. Sinai. Dr. Sinai is President, Chief Executive Officer and Chief Global Economist/Strategist of Decision Economics, Inc. (“DE”). Dr. Sinai is responsible for the DE forecasts and analyses of the U.S. and world economic and financial markets and translating this information for use in bottom-line decisions by senior level decision-makers in financial institutions, corporations and government. Dr. Sinai also is responsible for the business operations and financial performance of DE. Previously, Dr. Sinai served for over 13 years at Lehman Brothers, where he was Managing Director and Chief Global Economist, and the Director of Lehman Brothers Global Economics. He also served as Executive Vice President and Chief Economist of The Boston Company, a subsidiary of Shearson Lehman Brothers. Prior to Lehman Brothers, Dr. Sinai was Chief Financial Economist and Senior Vice President at the Lexington, Massachusetts based Data Resources, Inc. Dr. Sinai has taught at numerous universities, including Brandeis, the Massachusetts Institute of Technology, Boston University, New York University and the University of Illinois-Chicago. He is a past President and Fellow of the Eastern Economic Association and a past President of the North American Economics and Finance Association. He has been Chairman of the Committee on Developing American Capitalism and a past member of the Time Magazine Board of Economists.

Timothy L. Vaill. Mr. Vaill is Chairman of the Board of Directors and Chief Executive Officer of the Company, which he joined on January 1, 1993. He also serves on the Board of Directors of Boston Private Bank, Borel Private Bank & Trust Company, First Private Bank & Trust, Gibraltar Private Bank & Trust Company, Sand Hill Advisors, LLC, Boston Private Value Investors, Inc., and Dalton, Greiner, Hartman, Maher & Co., LLC, all of which are affiliates of the Company. Prior to joining the Company, Mr. Vaill was President of Boston Safe Deposit & Trust Company, and Executive Vice President of its parent, The Boston Company, serving as a director of both companies. He was with The Boston Company in various executive capacities for 18 years, and among other assignments, directed all of its international activities. In 1991 and 1992, Mr. Vaill served in a senior consulting capacity for Fidelity Investments in Boston where he created a new personal trust business for the high net worth marketplace. Mr. Vaill serves on the Board of The Schreiber Corporation and also serves as a Director for the New England Aquarium, The New Hampshire Music Festival, the Squam Lakes Conservation Society, The BAA, Inc. and the Board of Trustees at Bay State College in Boston. He is on the Board of Overseers for the New England Conservatory. He also served on the Board of Overseers at the New England Medical Center.

Stephen M. Waters. Mr. Waters is a partner at Compass Advisers, an independent advisory firm established in 2001, and Chairman of the Board and Chief Executive Officer of Compass Partners and its European Equity Fund, which he founded in 1996. Prior to this, Mr. Waters spent over twenty years advising corporate and financial entities both in the U.S. and internationally. Mr. Waters served from 1992 to 1996 as Co-Chief Executive Officer of Morgan Stanley Europe and was a member of Morgan Stanley’s worldwide 12-person Operating Committee. Mr. Waters joined Morgan Stanley as a Managing Director in the Mergers and Acquisitions Department in June 1988 and was Co-Director of that department from January 1990 to early 1992. Mr. Waters was Co-Director of the Mergers and Acquisition Department at Shearson Lehman Brothers from 1985 to 1988. He serves as Co-Chairman of the Harvard College Fund and is acting Chairman of the Unites States Naval Institute. He is a member of the Investment Committee of Princeton Theological Seminary and of the Board of Directors of Valero Energy Corp. He is also acting Chairman of the United States Naval Institute.

Board of Directors Meetings

The Board of Directors held thirteen meetings of the full Board during 2008. Each incumbent Director, with the exception of Allen Sinai, attended at least 75% of the aggregate number of meetings of the full Board of Directors and relevant committees.

Director Nominations

Directors of the Company are nominated in accordance with the Company’s by-laws, which provide that directors may be nominated (i) by a majority of the Board of Directors, or (ii) by any holder of record of any shares of the capital stock of the Company entitled to vote at the annual meeting of stockholders. Any stockholder who seeks to make such a nomination for the 2010 annual meeting must be present in person at such Annual Meeting and must comply with the notice provisions set forth below under “Submission of Stockholder Proposals for 2010 Annual Meeting.”

Committees of the Board of Directors

The standing committees of the Board of Directors include, among others, the Audit Committee, the Governance Committee, and the Compensation Committee. Current copies of the charters of these Committees are available on the Company’s website at www.bostonprivate.com under the tab “Investor Relations/Corporate Governance/ Documents”.

The Audit Committee

The Audit Committee consists of five members of the Board, each of whom is independent in accordance with the definition of independence in the NASDAQ Rules. The present members of the Audit Committee are Herbert S. Alexander, Chair, Adolfo Henriques, Vice Chair, John Morton, III, William J. Shea, and Allen L. Sinai. Each of these members are “audit committee financial experts” in accordance with Commission regulations. Please refer to “Information Regarding Directors” for relevant experience. Of those current members, Mr. Morton joined the Committee October 21, 2008. Prior to that date Ms. Kuenstner was a member of the Committee. The Audit Committee held fourteen meetings in 2008.

The Governance Committee

The Governance Committee consists of four members, each of whom is independent in accordance with the definition of independence in the NASDAQ Rules. The Governance Committee periodically reviews the arrangements for the overall governance of the Company by the Board of Directors and committees, assists the Board of Directors by evaluating the performance of the Board and its committees, identifies individuals qualified to become members of the Board, recommends the slate of candidates to be nominated for election, recommends the members and the Chairs of the committees of the Board, and reviews and assesses the charters of all of the Committees of the Board. The present members of the Governance Committee are Kathleen M. Graveline, Chair, Richard I. Morris, Jr., Vice Chair, Herbert S. Alexander, and Eugene S. Colangelo. Deborah F. Kuenstner was a member of the Committee until April 22, 2008. The Governance Committee held six meetings in 2008.

Historically, the Company has not received any proposals from stockholders recommending director candidates to be nominated for membership on the Board of the Company. Consequently, the Board of Directors has not viewed the development of a formal policy regarding the consideration of any director candidates recommended by stockholders to be appropriate, and the Governance Committee does not have such a formal policy. A stockholder wishing to nominate a director separately from the slate of directors nominated by the Company for the 2010 annual meeting should follow the procedures described in this Proxy under the heading “Submission of Stockholder Proposals for 2010 Annual Meeting.”

The Governance Committee has not established any specific, minimum qualifications that it believes must be met by an individual in order to be considered for nomination by the Committee to the Company’s Board of Directors, nor has the Governance Committee identified any specific qualities or skills that it believes are necessary for one or more of the Company’s directors to possess. In identifying potential candidates for the Board, the Governance Committee considers a broad range of qualitative factors including, but not limited to, an evaluation of the existing make-up of the Company’s Board of Directors, specialized skills that may be needed, diversity, knowledge, expertise, business contacts and relationships and the ability to commit appropriate time to the duties of a director, in order to address the perceived needs of the overall Board of Directors. In identifying nominees for election at the Annual Meeting, the Governance Committee reviews those members of the Board whose terms are expiring, discusses in detail the skill sets of each member, reviews the particular contributions made over the potential nominee’s most recent term, reviews any changes to the member’s circumstances (such as employment changes, re-location, etc.), reviews attendance records and reaches a conclusion as to whether such person should be nominated to stand for re-election or election, as the case may be.

The Compensation Committee

The Compensation Committee of the Board of Directors (the “Compensation Committee”) makes recommendations to the Board of Directors, where necessary, on certain matters including, but not limited to, changes to compensation plans and the adoption of new plans, changes to the CEO’s compensation and changes to Board compensation programs of the Company. The Compensation Committee has been delegated the authority by the Board to approve compensation matters for other executive officers. The present members of the Compensation Committee are Lynn Thompson Hoffman, Chair, Eugene S. Colangelo, Vice Chair, Deborah F. Kuenstner and Stephen M. Waters. Of those members, Ms. Kuenstner joined the Committee as of July 23, 2008. Each member of the Compensation Committee meets the independence requirements set forth in the NASDAQ Rules. The Compensation Committee held twelve meetings in 2008.

For additional information on the Compensation Committee’s process for the consideration and determination of the executive officer and director compensation, please see the “Compensation Discussion and Analysis” contained within this Proxy Statement.

Stockholders’ Communications with the Board of Directors

Stockholders wishing to communicate with the Company’s Board of Directors should address their communications to the Company’s investor relations department by email at investor-relations@bostonprivate.com, by phone at 888-666-1363 or by mail sent to the Company’s main address at Ten Post Office Square, Boston, Massachusetts 02109, Attention: Investor Relations. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters should clearly state whether the intended recipients are all members of the Board or certain specified, individual Directors. All communications will be reviewed by the Company’s investor relations department who will determine whether the communication will be relayed to the Board. Except for resumes, sales and marketing communications or notices regarding seminars or conferences, summaries of all stockholder communications will be provided to the Board.

Directors’ Attendance at Annual Meetings

The Company does not have a policy of requiring Directors to attend the annual meeting of stockholders. The Company does, however, schedule a meeting of its Board of Directors on the same day as the annual meeting of stockholders to facilitate each Director’s attendance at the annual meeting of stockholders. All of the members of the Company’s Board of Directors at that time attended the Company’s annual meeting of stockholders held April 23, 2008.

INFORMATION REGARDING EXECUTIVE OFFICERS

The following table lists the name, age and position of each executive officer of the Company.

Name	Age	Position
Margaret W. Chambers	49	Executive Vice President, General Counsel and Secretary of the Company; Director—KLS Professional Advisors Group, LLC, and Davidson Trust Company.

J. H. Cromarty	52	Executive Vice President , CEO-Wealth Advisory and Investment Management Groups of the Company; Director—Anchor Capital Holdings LLC, Bingham, Osborn & Scarborough, LLC, Boston Private Value Investors, Inc., Coldstream Capital Management, Inc., Davidson Trust Company, KLS Professional Advisors Group, LLC, RINET Company, LLC and Sand Hill Advisors, LLC.

James D. Dawson	56	Executive Vice President, CEO-Private Banking Group of the Company; Director-Borel Private Bank, Boston Private Bank & Trust Company, Charter Bank, First Private Bank & Trust, and Gibraltar Bank & Trust Company.

Martha T. Higgins	45	Executive Vice President, Director-Human Capital Resources of the Company.

David J. Kaye	44	Executive Vice President and Chief Financial Officer of the Company.

Kathryn A. Kearney	40	Executive Vice President—Chief Operating Officer, Wealth Advisory and Investment Management Groups of the Company.

Walter M. Pressey	64	President, Vice Chairman and Chief Risk Officer of the Company; Director - Anchor Capital Holdings LLC, RINET Company, LLC, and Charter Bank.

Timothy L. Vaill	67	Chairman of the Board of Directors and Chief Executive Officer of the Company; Director - Boston Private Bank & Trust Company, Sand Hill Advisors, LLC, Borel Private Bank & Trust Company, First Private Bank & Trust, Boston Private Value Investors, Inc., Dalton, Greiner, Hartman, Maher & Co., LLC, and Gibraltar Private Bank & Trust Company.

Pursuant to the by-laws of the Company, the President, Treasurer and Secretary of the Company hold office until the first meeting of the Directors following the next annual meeting of stockholders, or any special meeting held in lieu thereof. Other officers shall hold office for the same term described above, unless a shorter term is specified in the vote electing or appointing them.

Margaret W. Chambers. Ms. Chambers is Executive Vice President and General Counsel for the Company. She has over 20 years of experience in the legal arena focusing on financial services matters. She is responsible for overseeing the Company’s operations from a legal perspective including merger and acquisition activities, regulatory examinations, corporate governance, board materials and relations, regulatory filings, real estate, risk management and compliance, employment and insurance matters. Ms. Chambers serves as the Company’s Secretary. Prior to joining Boston Private in January of 2002, Ms. Chambers served as Executive Vice President and General Counsel for Funds Distributor, Inc., a Boston Institutional Group company. Before joining Funds Distributor, she served as Vice President and Assistant General Counsel at the investment management firm of Loomis, Sayles & Company, L.P. Prior to her position with Loomis, she was an associate with the law firm of Ropes & Gray focusing on securities regulatory matters, including investment company, investment advisory, broker-dealer, and securities offering matters. Ms. Chambers serves on the Board of Directors of Davidson Trust Company and KLS Professional Advisors Group, LLC. Ms. Chambers is a member of the Company’s Senior Policy Group.

J. H. Cromarty. Mr. Cromarty is Executive Vice President and CEO-Wealth Advisory and Investment Management Groups of the Company. He joined the Company in 2004 as President-Eastern Region, with responsibility for expanding and overseeing the firm’s wealth management capabilities in the eastern regions of the U.S. Prior to joining the Company, Mr. Cromarty was President and a director of State Street Global Alliance, LLC, an asset management holding company jointly owned by State Street Global Advisors and ABP, the Dutch pension plan for civil servants. In that capacity, he was responsible for building and managing a portfolio of eight asset management companies based in the U.S., Europe and Asia. While at State Street, he also served as managing director for the firm’s high net worth and fiduciary outsourcing businesses. Mr. Cromarty’s professional career started at The Boston Company, where he worked for over ten years before becoming a founding director of PanAgora Asset Management. Mr. Cromarty serves on the Boards of Directors of Anchor Capital Holdings, LLC, RINET Company, LLC, Boston Private Value Investors, Inc., Bingham, Osborn, & Scarborough, LLC, KLS Professional Advisors Group, LLC and Davidson Trust Company. Mr. Cromarty is a member of the Company’s Senior Policy Group.

James D. Dawson. Mr. Dawson joined the Company in February 2008 as Executive Vice President and CEO-Private Banking Group. Prior to this he served as President and Chief Operating Officer of Boston Private Bank. Mr. Dawson joined Boston Private Bank in July, 1996. Prior to joining Boston Private Bank, Mr. Dawson was the Senior Lending Officer and a member of the Senior Management Committee of Andover Bank, community bank with over $1 billion in assets. Earlier in his career, he spent 16 years with Shawmut Bank where he was a District Vice President. His responsibilities included managing a corporate lending group and supervising several branches in the same region. Mr. Dawson serves on the Board of Directors of Boston Private Bank, Borel Private Bank & Trust Company, Charter Bank, First Private Bank & Trust and Gibraltar Private Bank & Trust Company. He serves on the Board of Overseers at Children’s Hospital Boston and Board of Trustees at Endicott College. He is Chairman of the Commercial Credit Committee of Massachusetts Bankers Association and is a Board member of the Artery Business Committee. He is also Past President of the New England Chapter of the Risk Management Association (formerly Robert Morris Associates). Mr. Dawson is a member of the Company’s Senior Policy Group.

Martha T. Higgins. Ms. Higgins joined the Company in January 2008 as Executive Vice President, Director-Human Capital Resources. She is responsible for enterprise-wide human capital initiatives and serves as an advisor to senior management and to the Company’s affiliate partners on human capital strategy, workforce planning and overall workforce effectiveness. In addition, she supports the Boston Private Board of Directors’ Compensation Committee and is a member of the Company’s Senior Policy Group. Prior to joining Boston Private, Ms. Higgins was a Senior Consultant and Relationship Manager at W.T. Haigh & Company, a boutique executive compensation and human resources consulting firm in Cambridge, MA. As one of the firm’s Senior Consultants, Ms. Higgins was responsible for significant client relationships, serving as an advisor to public and private companies and not-for-profit organizations on executive compensation and broader human resources issues. She has over 20 years of experience working in the financial services industry. Ms. Higgins started her career at The Boston Company (at the time a subsidiary of Shearson Lehman/American Express) and also worked for Fidelity Investments as a Senior Compensation Consultant.

David J. Kaye. Mr. Kaye joined Boston Private in July 2007 as Executive Vice President and Chief Financial Officer. Before joining Boston Private, Mr. Kaye served as Senior Vice President and Chief Financial Officer for Columbia Management, Bank of America’s asset management organization. He led a team of finance professionals with responsibility for all financial reporting for the organization and served as a strategic advisor to the group’s President. Prior to that position, Mr. Kaye was the Chief Financial Officer of Bank of America’s Private Bank. During that time, he designed sales reporting practices that became an institutional cornerstone and provided business and financial advice and counsel to the company’s Regional Presidents. Previously, Mr. Kaye was the Vice President and Controller for Goldman Sachs Asset Management, heading a team that performed all financial reporting functions for the division. Earlier in his career, he held several finance positions at Lehman Brothers, and was a consultant with Coopers & Lybrand Consulting. He is a Certified Management Accountant (CMA). Mr. Kaye is a member of the Company’s Senior Policy Group.

Kathryn A. Kearney. Ms. Kearney is Executive Vice President and Chief Operating Officer for the Investment Management and Wealth Advisory Groups at the Company. She is responsible for working with these affiliates on strategic planning, evaluating growth initiatives and compliance and risk management matters. Ms. Kearney is a member of the Company’s Senior Policy Group and has over 10 years of experience in the financial services industry. Prior to joining Boston Private in June 2000, Ms. Kearney served as an Associate at Lesavoy Financial Perspectives, Inc., an independent fee-based financial planning firm in New York, New York. During her five years there, Ms. Kearney’s responsibilities included financial analysis of high net worth individuals and their families, focusing on tax planning, retirement planning and estate analysis. She also supported client relationships, business development and office management.

For biographical information regarding Walter M. Pressey and Timothy L. Vaill, see “Information Regarding directors” in this proxy statement.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis describes the Company’s executive compensation philosophy, programs and policies and includes analysis on the compensation earned by the Company’s Named Executive Officers (“NEOs”) as detailed in the accompanying executive compensation tables.

Role of the Compensation Committee and Executive Officers in Compensation Decisions

The Compensation Committee, pursuant to its charter, provides management and the Board with guidance on matters of executive and director compensation and related benefits. The Compensation Committee meets in executive sessions when discussing CEO performance and specific actions related to CEO compensation. The Compensation Committee approves all compensation actions with respect to the Company’s CEO, and recommends to the Board of Directors that the Board of Directors also approve such compensation actions. The Compensation Committee approves all compensation actions for the Company’s other executive officers as recommended by the CEO. The Compensation Committee relies on management and outside advisers for staff work and technical guidance in conducting its affairs. It retains full authority to engage independent third party advisers and for the past several years, has retained W. T. Haigh & Company, a compensation consulting firm in Cambridge, Massachusetts, to conduct independent studies and provide objective advice on executive and director compensation. The Compensation Committee also has retained Nutter McLennen & Fish LLP to provide it with advice relating to the CEO’s Employment Agreement.

The Company also retains Goodwin Procter LLP for legal and advisory services on executive compensation matters, including the drafting of legal plan documents, and Towers Perrin for all actuarial work related to the CEO Supplemental Executive Retirement Plan (“SERP”). The Company may use other firms from time to time in the normal course of business.

Executive Compensation Philosophy

The Company’s executive compensation program is designed to attract, motivate, engage and retain executive talent for the long term so that its executives can stay focused on the Company’s mission of building a successful, diversified wealth management firm on a national scale. As a firm committed to long-term relationships, the Company strives to create an entrepreneurial environment where its employees feel valued and rewarded for their contributions to the Company’s sustained profitable growth.

In support of these objectives, the Company believes that executive compensation should be linked to overall Company performance, reflect each executive’s role and individual performance, and include a sizable equity component.

TARP-Related Actions

Effective November 21, 2008, the Company became a participant in the Capital Purchase Program pursuant to the United States Department of Treasury’s Troubled Asset Relief Program (“TARP”) under the Emergency Economic Stabilization Act of 2008 (“EESA”). Under TARP and the United States Department of Treasury (“Treasury”) rules, the Company is required to comply with certain limits and restrictions concerning executive compensation throughout the time the Treasury holds an interest in the Company pursuant to TARP. These requirements apply to all “senior executive officers” (“SEOs”) of the Company, which Treasury defines as the Company’s CEO, CFO and the next three highest paid executives. Presently, the Company’s “senior executive officers” are the same individuals as the NEOs. TARP’s executive compensation restrictions and requirements and the Company’s actions intended to comply with these restrictions and requirements are described below:

•

Limit on Tax Deduction: The EESA added a new Code Section 162(m)(5), which reduces the tax deduction for compensation paid to NEOs of TARP participant institutions from $1 million to $500,000. The Company contractually agreed to abide by this provision. For purposes of the $500,000 deduction limit, all executive compensation is subject to the deductibility cap, including performance-based compensation that was previously excluded from the cap under Section 162(m) of the Code. This limitation on deductibility will not affect the NEOs’ receipt of compensation under the existing compensation arrangements, but creates an increase in the Company’s tax liability.

•

Golden Parachutes: The EESA contained an amendment to Section 280G of the Code to provide that an institution participating in TARP may not pay any “golden parachute” to a NEO so long as the Treasury holds an interest in the institution. Pursuant to this restriction, a NEO may not receive any payment in the nature of compensation paid in connection with an applicable termination of employment (or triggered by the participating institution’s bankruptcy, insolvency or receivership) that is greater than or equal to three times the executive’s average annual taxable compensation over the 5-year period preceding the termination of employment. No change in control nexus is required for this limitation. Mr. Vaill’s Employment Agreement and the Change in Control Agreements with the Company’s other NEOs, where applicable, were amended in December 2008 (the “TARP Amendments”) in order to implement this provision. Prior to amendment, these existing agreements with the Company’s NEOs already contained “280G cut-back” provisions which would have the effect of reducing severance to similar levels as required under TARP following a change in control of the Company. Two of the Company’s NEOs (Mr. Dawson and Mr. Kaye) entered into similar Change in Control Agreements with the Company that included “280G cut-back” provisions effective January 28, 2009.

•

Claw-back Provision: The EESA requires TARP participating institutions to “clawback” or recover any bonus or incentive compensation paid to any NEO that is based on materially inaccurate financial statements or any other material inaccurate performance metric criteria. The NEOs agreed to this claw-back provision within the TARP Amendments. The Company’s Board of Directors has adopted a new 2009 Stock Option and Incentive Plan (the “2009 Plan”) (subject to shareholder approval), described in detail in this Proxy Statement, that will replace the 2004 Stock Option and Incentive Plan. The 2009 Plan provides for this ability to clawback awards in accordance with this requirement.

The EESA also requires TARP participating institutions to eliminate incentives for NEOs to take unnecessary and excessive risks that threaten the value of the institution. Pursuant to this requirement, the institution must (a) review its NEO compensation arrangements with its senior risk officer (or other personnel acting in like capacity) to ensure that compensation arrangements do not encourage NEOs to take unnecessary and excessive risks; (b) meet at least annually with the senior risk officer to discuss and review the relationship between the institution’s risk management policies and practices and NEO incentive compensation arrangements and (c) certify annually that it has complied with the above.

In January 2009, the Compensation Committee of the Board of Directors completed its initial risk review with the Company’s Chief Risk Officer. As required by TARP, the Compensation Committee plans to conduct an annual risk review by March 15th of each year. The Compensation Committee reviewed the incentive compensation plan design features discussed in this Compensation Discussion and Analysis as part of this risk assessment. The features that were reviewed include the balance between base compensation, cash-based short term incentives and long-term stock-based incentives, the incentive compensation metrics, the relationship between these performance metrics and the corresponding incentive payouts and the Company’s executive stock ownership guidelines. As part of this review, the Compensation Committee consulted with W.T. Haigh & Co. for guidance on the Compensation Committee’s process for determining whether existing and contemplated executive incentive compensation practices encouraged excessive or unnecessary risk. Other key risk parameters in this review included the following:

•	Governance and Process—relating to the Compensation Committee’s approval of all NEO incentive arrangements and the timing and payment of all incentive awards;

•

Performance Measurement and Orientation—relating to the time periods measured and the inclusion of multiple performance measures and triggers to ensure appropriate alignment with the Company’s longer-term strategy;

•

Award Potential and Leverage—relating to the review of payout guidelines, upside potential and payout maximums for out-performance to ensure that payments are reasonable (i.e., within a market standard and not excessive relative to performance expected);

•

Stock Ownership Guidelines—relating to the Company’s requirement that executives have longer-term holding requirements (i.e., that prevent executives from cashing out of equity holdings all at one time)

•	Claw-back Provisions—relating to the Company’s requirement that claw-back provisions exist in both the annual and long-term incentive arrangements in the event of material financial misstatements; and

•	Regulatory—relating to ensuring that all plans comply with governing laws and regulations.

The Compensation Committee believes that the balance of base compensation (intended to approximate one-third of total compensation), variable annual incentive bonuses determined based on Company and individual performance (intended to approximate one-third of total compensation) and long-term equity incentive compensation (intended to approximate the final one-third of total compensation) is weighted such that excessive or unnecessary risk taking will not be encouraged by the variable elements of compensation and that the long-term equity components of compensation will encourage the Company’s executives to focus on elements of the Company’s performance that will influence long-term value creation and share price appreciation. The Company’s certification required under TARP is set forth in the section titled “Compensation Committee Report.”

In addition to the executive compensation provisions of the EESA, the American Recovery and Reimbursement Act of 2009 (the “ARRA”), signed into law on February 17, 2009, contains expanded restrictions on executive compensation for institutions participating in TARP, including prohibitions on bonuses and similar payments to top employees, stricter restrictions on “golden parachute” payments, broader bonus clawback requirements, prohibitions relating to compensation plans that encourage manipulation of reported earnings and new reporting and certification requirements. The ARRA requires both the Treasury and the Commission to issue rules implementing ARRA’s executive compensation restrictions. We will not know the impact, applicability and details of many of these restrictions until such time as Treasury and the Commission promulgate these rules. The Compensation Committee intends to take appropriate actions to ensure compliance with the requirements of ARRA.

Further, ARRA requires TARP participating institutions to permit a non-binding advisory shareholder vote to approve the executive compensation disclosed in the institution’s compensation discussion and analysis, and compensation tables and related materials, commonly referred to as a “say-on-pay” proposal. The SEC has advised that this “say-on-pay” requirement is effective immediately. Accordingly, we have included this advisory “say-on-pay” proposal as Proposal 3 to this proxy statement.

Principles for Setting Compensation Levels

The factors considered by the Company in setting executive compensation levels are:

1.	Performance (short-term and long-term results against pre-set targets/goals and in relation to results of peer companies).

2.	Overall cost (relative to budget and what the Company can afford).

3.	Internal relationships/relative value of positions.

4.	Market competitiveness (market benchmarking against a diversified financial peer group and the general industry).

5.	Regulatory constraints and guidelines (for example, the new TARP requirements).

The Company believes that the aggregate total compensation as reported in the Summary Compensation Table for its NEOs is reasonable and fair based on the above factors. Specifically:

•

NEO compensation is tied to, and varies with, the overall performance of the Company. In particular, NEO compensation for the 2008 performance year is down significantly, reflecting the decline in the Company’s profitability which was negatively impacted by challenging financial and credit markets. The Company’s NEO’s (and other executive officers) did not receive salary increases in 2009, nor did they receive cash bonuses or equity for the 2008 performance year.

•	NEO compensation is within the Company’s established financial plan. Specifically, 2008 NEO compensation is below budget, consistent with firm performance.

•	CEO total direct compensation is at a ratio of 1.7 times the average for all other NEOs, within a reasonable ratio when considering relative role and impact.

•

Total direct compensation, on average, for NEOs as a group is expected to drop well below the 50th percentile of the defined competitive market (defined below under the heading “Total Compensation Market Benchmarking and Peer Group”) as a result of the decline in the Company’s earnings.

Total Compensation Market Benchmarking and Peer Group

In light of the Company’s business model and overall strategy, defining a peer group for the market benchmarking of executive compensation has become increasingly challenging. In particular, there are few similarly sized publicly traded companies exactly like the Company. As a result, the Company relies on the following criteria to aid in the selection of a relevant compensation peer group:

•	Competitors for executive talent in the wealth management industry.

•	United States public financial services companies (to be able to access data).

•	Growth-oriented companies, typically with positive revenues and earnings growth over the prior three years.

•	Companies that are effective competitors in business segments which overlap with those of the Company.

•

All publicly traded banks with market capitalization generally between $200 million and $2 billion and fee income which is generally greater than 20% of revenues (in recognition that the Company also owns non-banking, fee generating entities).

Based on these factors, the Company approved in 2008 a peer group consisting of the following companies:

Affiliated Managers Group, Inc.	Pacific Capital Bancorp
Bryn Mawr Bank Corporation	PrivateBancorp, Inc.
City National Bancorp	Signature Bank
CoBiz Financial Inc.	Sterling Financial Corporation
Cullen/Frost Bankers, Inc.	Susquehanna Bancshares, Inc.
Eaton Vance Corp.	SVB Financial Group
GAMCO Investors, Inc.	Waddell & Reed Financial, Inc.
Independent Bank Corp.	Washington Trust Bancorp, Inc.
Harleysville National Corporation	Westwood Holdings Group, Inc.
Janus Capital Group Inc.	Wilmington Trust Corporation
MB Financial, Inc.	Wintrust Financial Corporation
National Penn Bancshares, Inc.

The Company’s peer group covers a broad size range (based on revenue and market capitalization). For compensation comparison purposes, the data compiled from the peer group is adjusted for size, as appropriate, and validated against broader financial services and general industry data.

The Company relies on W.T. Haigh & Company for the development of competitive market ranges for its executive positions after consideration of all relevant data sources and factors as described below. “Competitive market range” is generally defined as the 25th percentile up to the 75th percentile of targeted market reference points. Targeted market reference points primarily include benchmark position compensation data (benchmark position examples: Chief Executive Officer and Chief Financial Officer) pulled from the Company’s peer group proxy filings and possibly other published survey sources. The Company’s independent, outside consultant provides the peer group analysis and independent judgments (such as adjustments for size of company, complexity and type of business and/or role/position comparisons based on their industry experience with like positions) and recommends the targeted competitive market range for each executive position. The Company conducts competitive market reviews approximately every two years and anticipates reviewing and potentially modifying the peer group again in 2010, or sooner if appropriate, based on changes in the business and regulatory environment, including changes required under the EESA, the ARRA or similar legislation.

Total Compensation Positioning versus Market

Actual compensation positioning versus the competitive market range will vary year-to-year based on Company and individual performance and overall cost considerations. In years that the Company achieves its financial performance goals, total direct pay for executives is targeted at the 50th —75th percentile of the competitive market range as determined by the total compensation market benchmarking and peer group analysis described above. Because the Company failed to achieve its financial goals for 2008, total direct pay for the Company’s NEO’s is expected to fall below the 50th percentile of the competitive market range, and possibly below the 25th percentile.

Compensation Elements and Targeted Mix

The compensation elements used for the Company’s executives include the following:

Direct Compensation

•	Base salary

•	Annual incentive bonus

•	Long-term equity incentive

A substantial portion of total direct compensation is allocated to variable, performance-based annual and long-term incentives. This is done to link executive compensation closely to the achievement of targeted results and performance as measured over one-year and three-year periods. The incentive components are intended to reinforce the larger scope of responsibilities, higher degree of decision-making and the potential impact of each executive’s performance on the Company’s achievement of operating and strategic results. As a result of this emphasis on performance-based incentives, it is expected that there will be variability in executive pay year to year as evidenced in both the 2007 and 2008 performance years, where compensation declined significantly from prior years reflecting the Company’s disappointing financial results.

Indirect Compensation

•	Benefits (broad-based employee participation)

•	Executive benefits

The Company’s executives participate in Company-sponsored benefit programs available to all employees. In addition, the Company maintains certain executive benefits consistent with market practice and does not intend for the value from these programs to make up a significant percentage of total executive compensation. In 2008, the compensation value from executive benefits for the CEO was 3.1% of total compensation as reported in the Summary Compensation Table. For other NEOs on average as a group, the value of executive benefits was less than 1% of total reported compensation. The percentages are slightly lower than prior years. Due to the Company’s participation in TARP, under the ARRA, the Company will be required to implement a Company-wide policy regarding excessive or luxury expenditures, entertainment events, office and facility renovations, and aviation or other transportation services. These restrictions are not expected to materially impact indirect compensation paid to the Company’s executives.

Base Salary

The Company’s general philosophy has been to pay NEO base salaries relatively close to the 50 th percentile of the competitive market range, with the incentive components driving an executive’s ability to achieve a higher total compensation positioning within the competitive market range. The Compensation Committee reviews the base salaries of NEOs each year with any salary increases taking effect on January 1.

Salary increases are generally based on the executive’s performance within specific areas of accountability as well as market competitiveness and budget considerations. Based on the significant losses incurred by the Company in 2008, the Company determined not to increase base salaries for its NEO for 2009.

The table below presents a two-year history of salary actions for NEOs:

Annualized Salaries as of Year-End

Executive	2007 Actual	2008 Actual	2009 Projected	2008 % Increase	2009 % Increase
T. Vaill	$620,000	$650,000	$650,000	4.8%	0.0%
D. Kaye (1)	$300,000	$325,000	$325,000	n/a	0.0%
W. Pressey	$450,000	$475,000	$475,000	5.6%	0.0%
J. Cromarty	$350,000	$390,000	$390,000	11.4%	0.0%
J. Dawson (2)	n/a	$387,500	$387,500	n/a	0.0%
Average	$430,000	$445,500	$445,500	3.6%	0.0%

(1)	Mr. Kaye was hired July 30, 2007.
(2)	Mr. Dawson transferred from Boston Private Bank & Trust Company to Boston Private Financial Holdings on February 29, 2008.

As noted above, there were no salary increases for NEO in 2009. The salary increases for 2008 recognized organizational changes resulting in expanded roles and accountabilities for most NEOs. In addition, the increase percentages also take into account the fact that base salaries were not adjusted in 2007. Based on a review of salaries in 2008 versus the competitive market range, NEO salaries were positioned between the 25th percentile and the 75th percentile. As a point of reference, the following provides the market median base salary for each NEO position as defined in the 2008 market competitive benchmark review.

CEO:	$698,000
CFO:	$318,800
President:	$390,000
Segment CEO’s:	$364,000

Annual Incentive

Through 2008, annual incentives for the Company’s NEOs were administered under the Company’s Annual Executive Incentive Plan (the “Plan”) adopted by the Board and approved by shareholders in 2004. This plan enabled incentive payments to qualify as “performance-based compensation” deductible by the Company under Section 162(m) of the Code. However, as a result of the Company’s participation in TARP, the “performance-based compensation” exception to Section 162(m) of the Code does not apply to compensation paid to the Company’s NEOs and we have agreed to limit to $500,000 the annual compensation deduction for compensation paid to each NEO.

For 2008, under the terms of the 2004 Plan, the funding for annual incentives was tied to three key financial metrics:

1. GAAP EPS (35% weighting)

2. Cash EPS (35% weighting)

3. Revenue (30% weighting)

The Company focused historically on both GAAP and Cash earnings in the performance equation. The Company used Cash EPS as an important driver to managing long-term performance because of the impact that acquisitions can have on GAAP earnings. The Company calculates its Cash earnings by adjusting net income to exclude net amortization of intangibles, impairment, and the impact of certain non-cash share based compensation plans, and includes related tax benefits that result from purchase accounting that are deferred under GAAP. Results for each metric have been measured in terms of growth versus prior year and new in 2008, also relative to the peer group:

	% Growth (Year over Year)	Relative to Peer Group
Threshold for incentive funding	5%	Or at minimum of 25th percentile of peers
Target range	10% – 15%	Or at minimum of 50th percentile of peers
Significant overachievement for maximum funding	20%+	Or at minimum of 75th percentile of peers

Once maximum funding levels were determined for each NEO based on financial results, the Committee exercised “negative discretion” to reduce the annual incentive amounts or consider additional performance considerations. The following are examples of inputs used by the Committee in the overall NEO performance framework for 2008:

•	Return on Invested Capital minus weighted average Cost of Capital (spread)

•	Operating leverage/margin improvement

•	Efficiency ratios

•	Risk management

•	Extraordinary items/circumstances as deemed appropriate by the Committee

Both short-term and long-term factors were considered in the final determination of annual incentives to reinforce the attainment of goals in the Company’s growth and strategic plan ensuring the effective use of the Company’s capital, infrastructure building and overall leadership of the enterprise. The Company believes in using a holistic, long-term approach to performance, as ultimately the Company’s success depends on sustained performance across multiple financial and non-financial measurement categories to grow value for its shareholders over the long term.

The Company terminated the 2004 Annual Executive Incentive Plan in January of 2009 and has replaced it with a similar performance-based framework with updated financial metrics to ensure appropriate focus on, and alignment with, the Company’s key business priorities in 2009 and beyond given the extremely challenging business and market environment. The Company is currently reviewing the specific performance basis and application for 2009 to ensure that incentives are tied to appropriate financial performance and business building initiatives. Further, due to forthcoming guidance with respect to new ARRA requirements and limitations, the Company may be required to reconsider certain aspects of its annual incentive programs.

Annual Incentive Awards for 2008 Performance Year

In January 2009, the Compensation Committee approved no annual incentive awards for 2008 as shown in the table below:

Change in Bonus Detail

Executive	2008 Bonus(1)	2007 Bonus(2)	$ change		% change
T. Vaill	$0	$200,000	-$	200,000	-100.0%
D. Kaye	$0	$140,000	-$	140,000	-100.0%
W. Pressey	$0	$350,000	-$	350,000	-100.0%
J. Cromarty	$0	$325,000	-$	325,000	-100.0%
J. Dawson	$0	n/a		n/a	n/a
Average	$0	$253,750	-$	253,750	-100.0%

(1)	No bonuses were paid in 2009 for 2008 performance due to the significant losses incurred by the Company in 2008 as discussed in the Management Discussion and Analysis section of the Company’s Form 10-K.
(2)	Bonus amounts for 2007 include both discretionary (column (d) of the Summary Compensation Table) and formula-driven (column (g) of the Summary Compensation Table) bonuses.

Equity-Based Long-Term Incentives

An integral part of the Company’s compensation program is long-term equity-based compensation. In 2008, the equity awards made to NEOs based on 2007 performance consisted of restricted stock and stock options provided for under the Company’s 2004 Stock Option and Incentive Plan approved by shareholders.

The Company believes that providing combined grants of stock options and restricted stock effectively balances the Company objective of focusing NEOs on delivering long-term value to the Company’s shareholders with the Company’s objectives of building real ownership, equity value and retention for the executives. Stock options are granted at fair market value as determined on the grant date and only deliver value when the stock price increases and shareholders also receive value. Restricted stock grants deliver full value shares to executives on the date of grant subject to vesting restrictions to support retention. Executives become shareholders of record on the date of grant and the value of the award at vesting is tied directly to the Company’s stock price.

The total long-term incentive (“LTI”) award value (including stock options) is determined based on performance before the grant date and typically converted to restricted stock and/or stock options using the daily average stock price for the previous year. This is done to provide an equity award that considers the share price of the Company over the prior year performance period, as opposed to a single trading day. Once the number of restricted shares and/or stock options is determined and approved by the Compensation Committee, they are granted at the closing price on the grant date, consistent with the Company’s equity grant practices and policies. The NEOs have typically been targeted to receive approximately 50% of their long-term award value in the form of restricted stock and 50% in stock options, although the mix is subject to Compensation Committee discretion each year.

NEO 2008 Restricted Stock and Option Awards

In 2008, restricted stock grants for 2007 performance were earned based on a performance-based incentive framework similar to the one used for annual incentives, which qualified the equity awards as “performance based compensation” under Section 162(m) of the Code. However, as a result of the Company’s participation in TARP, the “performance-based compensation” exception to Section 162(m) of the Code does not apply to compensation paid to our NEOs and we have agreed to limit to $500,000 our annual compensation deduction for compensation paid to each NEO. For restricted stock grants made in 2008, the following financial metrics were used to determine maximum LTI award values:

1. Three-year rolling average GAAP EPS Growth (25% weighting)

2. Three-year rolling average CASH EPS Growth (25% weighting)

3. Three-year Total Shareholder Return (“TRS”) relative to industry (50% weighting)

All three metrics were measured relative to targets defined by the Committee. The GAAP EPS and Cash EPS measurement is three-year rolling average growth with a target range of 12.5%-15%, with a threshold at 7.5% growth and a maximum at 20% growth. The three-year total shareholder return relative to industry defines target as being between the 50th percentile and 75th percentile of the industry, threshold between the 25th percentile and 50th percentile, and significant over achievement for maximum funding at the 75th percentile or higher.

In view of the Company’s disappointing performance in 2007, restricted stock awards were significantly lower in 2008 compared to 2007 as described below.

The three-year rolling average EPS growth (both GAAP and Cash) was below the 7.5 percent threshold requirement for long-term incentive funding under the Company’s 2007 performance-based incentive frameworks for its NEOs (used to determine 2008 awards). This resulted in no long-term incentive funding for the EPS component of the plan (50% combined weighted impact). In addition, the TSR component funded below target, the combined effect of which produced long-term incentive values which were significantly lower than the values approved in 2007 related to 2006 performance.

In 2008, the Committee approved a stock option grant for NEOs to incentivize future performance, to reinforce the Company’s philosophy that the equity component represents a significant portion of NEO total compensation and to strengthen alignment with shareholder interests. Because the Company’s stock price on the date the Committee approved the NEO stock option awards was well below the price prior to the release revising earnings, the Committee approved an option price equal to the higher of (1) the February 15, 2008 price of $20.37 (date and option price for grants below senior leadership team and prior to the filing of revised earnings) or 2) the price on the grant date of May 15, 2008 (the next grant date under the Company’s Equity Grant Policy as described below). Based on the Company’s stock price on May 15, 2008, the date the Committee approved the NEO stock awards, the exercise price was established at the $20.37 price representing a premium of 223% above the actual May 15th price of $9.13 before any option gains could be realized under this option grant. The

Committee believes that this premium price is in the best interests of shareholders and ensures that NEOs are not advantaged relative to the rest of the employee population with respect to their stock option awards. The combined grant date value of 2008 restricted stock and stock option awards for NEOs is below 2007 stock award levels.

Factors considered in granting both the restricted stock and the stock option awards were:

•	The Company’s financial performance in the relevant years.

•	Individual performance and contributions.

•	Targeted total compensation level and targeted mix of equity compensation based on each executive’s role.

•	The Company’s compensation philosophy.

•	Alignment with shareholder interests in future performance.

•	Market competitiveness and executive retention.

Stock options vest ratably over three years beginning on the anniversary of the grant date. All stock options have a ten-year option term. Restricted stock usually vests at the end of three years, on the third anniversary of the grant date.

The following table presents the 2007 and 2008 restricted stock and option awards for the Company’s NEOs as approved by the Compensation Committee and, as relates to the CEO, the Board of Directors. Actual value was determined on the grant date. The 2008 restricted stock and option awards were approved by the Compensation Committee and, with respect to the CEO, by the Board in March, 2008 with the grant date set as May 15, 2008, consistent with the Company’s Equity Grant Policy as described below. Please note that this table reflects the grant date fair value, while the Summary Compensation Table on page 21 of this proxy statement reflects actual FASB Statement No. 123 (Revised) Share-based Payments (“FAS 123(R)”) expense related to outstanding, unvested awards attributable to each year.

Grant Date Fair Value of Awards

	2009 Awards(1)					2008 Awards						2007 Awards
Executive	Grant Date	# Options	Grant Date Fair Value (1)	# Stock Awards	Grant Date Fair Value (2)	Grant Date	# Options		Grant Date Fair Value (2)	# Stock Awards	Grant Date Fair Value (3)	Grant Date	# Options		Grant Date Fair Value (3)	# Stock Awards	Grant Date Fair Value (4)
T. Vaill	—	—	—	—	—	05/15/08	98,490		$125,082	7,010	$64,001	02/15/07	50,000	(5)	$510,000	12,500	$373,000
D. Kaye	—	—	—	—	—	5/15-8/15/08	27,740		$55,630	13,250	$119,865	02/15/07	n/a		n/a	3,942	$100,009
W. Pressey	—	—	—	—	—	5/15-8/15/08	49,070		$82,719	4,070	$37,159	02/15/07	30,400		$310,080	7,600	$226,784
J. Cromarty	—	—	—	—	—	5/15-8/15/08	33,530		$62,983	2,530	$23,099	02/15/07	18,000		$183,600	4,500	$134,280
J. Dawson	—	—	—	—	—	5/15-8/15/08	68,860	(6)	$219,527	15,340	$140,054	02/15/07	n/a		n/a	n/a	n/a

(1)	The 2009 grants have not yet been determined.
(2)	Fair value calculated in accordance with FASB Statement No. 123(Revised) Share-based Payments option valuation assumptions.
(3)	Based upon the closing prices on May 15, 2008 of $9.13 and August 15, 2008 of $9.03 for all awards.
(4)	Based upon the closing prices on February 17, 2007 of $29.84 for all awards, with the exception of the award granted to Mr. Kaye which was based upon the closing price of $25.37 on August 15, 2007.
(5)	Mr. Vaill subsequently surrendered the 50,000 options in 2008.
(6)	Mr. Dawson’s 2008 option grants were determined based on the fair value of his grant date, which was based on his hire date and the terms of his employment offer.

2008 Special Equity Award

In August of 2008, the Company’s Compensation Committee approved a one-time special equity grant of 7,500 stock options (per individual) to select senior leadership across the enterprise. With the exception of the Company’s Chairman and Chief Executive Officer, Timothy L. Vaill, the Company’s NEOs participated in this one-time special equity grant. The grant was made in recognition of management’s successful efforts in raising $173 million of new capital for the Company in July 2008 and to provide additional recognition and performance incentives across the firm given the Company’s business challenges and declining stock price. Because the Company had a limited share reserve at the time of the August 2008 grant, Mr. Vaill voluntarily surrendered 114,000 of his outstanding stock options from 2006 and 2007 in order to ensure there were sufficient shares available for the special equity award.

2009 Equity Awards

The Company expects to implement the 2009 Stock Option and Incentive Plan subject to shareholder approval at the 2009 Annual Meeting and does not expect to make any grants thereunder before May 2009. Although the Company will continue to use stock options and restricted stock in the award mix, a significant portion of an executive’s award value (targeted at 50% in 2009) will be delivered in the form of performance shares with ultimate vesting or earn-out of the shares tied to the attainment of three year performance goals. The Company believes that performance shares will provide a meaningful incentive for significant rewards tied to future performance and creation of shareholder value. Due to forthcoming guidance with respect to new ARRA requirements and limitations, the Company may be required to reconsider certain aspects of its equity incentive program, including the form of grants and vesting restrictions. The new equity plan proposal is described in detail in this Proxy Statement.

Subject to shareholder approval of the proposed 2009 Plan, awards will be made in May 2009. All grants will be made under the terms of the Plan and granted at the fair market value on the date of grant. As discussed above, it is anticipated that performance shares will be a new grant form for NEO’s in 2009 and that 50% of an executives equity award value will be granted in the form of performance shares with the remaining 50% spread evenly between stock options and restricted stock.

Equity Grant Policy

The Company adopted an Equity Grant Policy in January 2007 to ensure that its equity granting practices are maintained in strict compliance with the Company’s equity plans and policies and with all applicable laws, and specifically to prevent the backdating of any equity grant, or the manipulation of the timing of equity grants with the public release of material information with the intent of benefiting a grantee under an equity award. The policy became effective for equity grants made after March 31, 2007. The Company’s policy is that equity grants occur on a pre-established day during each calendar quarter after the Company’s financial results for the prior quarter have been publicly disclosed. Accordingly, the grant date for all equity grants is generally the 15th day of the month (or the last business day before the 15th day of the month) following the quarterly Board meeting. The four scheduled grant dates are established at the beginning of each calendar year. The grant date shall not precede the date the grant was authorized by the Compensation Committee, and the grant date for any new hire shall not precede the employee’s date of hire. In addition, the policy provides that all awards and award terms are approved by the Compensation Committee in advance of the grant date; the Company’s executives do not have the ability to select a grant date; and the option exercise price is the closing price of the underlying stock on the date of grant.

Stock Ownership Guidelines

The Company wants its executive officers to have a meaningful investment in the common stock of the Company and expects its officers’ ownership of Company stock to be at a level appropriate to the personal circumstances of the officer so as to align his or her individual interests with those of the stockholders. As a result, the Company implemented new ownership guidelines in July 2008.

The guidelines are expressed as a multiple of the executive’s base salary and will be measured as of the end of each year. Ownership guideline multiples are four times base salary for the CEO and President and two to three times base salary for other NEO positions. In addition there is a holding requirement equal to 50% of profit shares (net shares after cost of purchase, if any, and tax liability) until the minimum threshold is attained. For purposes of valuing the common stock for the stock ownership guidelines, restricted stock holdings are included and the prior year average stock price will be used. This will be a different ownership calculation from the beneficial ownership calculation as reported in the Company’s Proxy which measures ownership point in time. Based on the beneficial ownership calculation as reported in the Company’s Proxy, as of December 31, 2008, the CEO owned .69% and other NEOs as a group owned 1.46% of the Company’s common stock. The Company will be reviewing the internal stock ownership guidelines at its July 2009 Compensation Committee meeting and reviewing executive officer holdings annually thereafter with interim updates as appropriate.

Executive Benefits

Certain executive benefits are provided as part of Mr. Vaill’s employment agreement as follows: annual physical examination and any related medical testing, annual tax planning and tax preparation services, periodic estate planning and will preparation services and personal legal services. In addition, the Company provides Company-paid term life insurance with a gross death benefit of no less than $2,000,000 and a bonus, grossed up for applicable taxes, to cover the insurance premium related to a life insurance policy issued by MassMutual and owned by the Vaill Insurance Trust 1995 (Boston Private Bank & Trust Company, trustee). The value of all perquisites, which was $80,316 for 2008 as detailed in footnote 7 to the SCT (excluding the 401k match and dividends paid on unvested restricted stock), is capped at $100,000 annually. For the past three years, Mr. Vaill’s actual perquisite usage has remained below the annual cap of $100,000. The flexible benefit is not used for any type of personal luxury or entertainment expenditures.

Other NEOs are entitled to a flexible benefit amount to be used for financial services, long-term care and other wellness benefits that enable the executive to better manage and balance their personal lives given the amount of time spent at work. The flexible amount is a fixed maximum annual benefit of $50,000 for the President and $20,000 to $30,000 for other NEOs. NEOs are also eligible for an annual physical exam. The full value of all perquisites is reported as income to the individuals and, accordingly, is subject to tax. The flexible benefit is not used for any type of personal luxury or entertainment expenditures.

The CEO and all other NEOs are also eligible for Company-sponsored benefit programs available broadly to Boston Private employees, including healthcare and dental benefits, short-term and long-term disability, life insurance, the Company’s 401(k) and Profit Sharing Plan and the Company’s Employee Stock Purchase Plan.

Due to the Company’s participation in TARP, under the ARRA, the Company will be required to implement a Company-wide policy regarding excessive or luxury expenditures, entertainment events, office and facility renovations, and aviation or other transportation services. Although not currently contemplated, these restrictions may impact indirect compensation paid to its executives.

CEO Supplemental Executive Retirement Plan (“SERP”)

The Company entered into a SERP Agreement in May 2001, which was subsequently amended in July 2004, and again in and December 2008 as part of Mr. Vaill’s employment agreement. The SERP provides Mr. Vaill with a retirement benefit and in exchange extends Mr. Vaill’s full vesting in the benefit to age 70.

The Company’s decision to provide the SERP was based on Mr. Vaill’s long tenure and significant contributions as CEO and the desire on the part of the Company to keep Mr. Vaill employed as CEO past what is defined as the “normal retirement” age for purposes of the Agreement. The Company believes that the SERP benefit is reasonable in light of these factors. The Company also believes it is providing a competitive benefit based on retirement benefit offerings for CEOs at other companies.

The SERP is intended to deliver approximately 57% of final average pay before any SERP offsets as defined in the Agreement based on Mr. Vaill’s retirement at age 70 with 19 years of service. As of December 31,

2008, Mr. Vaill had 16 years of credited service. Mr. Vaill is currently eligible for an early retirement benefit equal to 82% of the normal retirement benefit. Mr. Vaill’s SERP benefit will be paid in monthly installments commencing with the calendar month following retirement. The normal annual benefit payable at retirement is equal to the product of: (i) 3.0%, (ii) the number of years of service, and (iii) Mr. Vaill’s final average pay, as defined in the agreement (i.e., base salary and annual cash bonus paid in the three consecutive calendar year periods ending December 31, 2008). The resulting amount is offset by: (a) the annual Social Security Benefit payable at retirement multiplied by years of service divided by 40, (b) the annuitized value of the employer-provided 401(k) balance, and (c) the annual amount payable as a single life annuity payable over the life of Mr. Vaill with a lump-sum actuarial equivalent value of $420,811.10.

Executive Deferred Compensation Plan

The Company offers a deferred compensation plan that enables certain executives to defer a portion of their income. The amounts deferred are excluded from the executive’s taxable income and are not deductible by the Company until paid. The executives select from a limited number of mutual funds and the deferred amounts are increased or decreased to correspond to the changes in market value of these underlying hypothetical mutual fund investments. The increase in value is recognized as compensation expense. The Company maintains a Rabbi Trust with respect to these obligations.

Executive Severance/Change In Control Protection

The Company typically provides Change In Control Protection Agreements for its NEOs (other than Mr. Vaill) after at least one year of service to minimize the potential for any significant client, leadership or management disruptions in the running of the day-to-day operations of the Company during, and up to a reasonable amount of time after, a Change in Control event. Effective January 28, 2009 the Company entered into new Change in Control Protection Agreements with Mr. Dawson and Mr. Kaye in the same form as the Change In Control Protection Agreements entered into by the Company’s other NEOs. In exchange for such protection, the NEOs are subject to non-solicitation/non-accept and confidentiality agreements, for a two-year period. Mr. Vaill is also subject to a non-competition agreement as part of his employment agreement. In December 2008, existing agreements were amended to include the “claw-back” and “golden parachute” restrictions required under TARP as discussed above under the heading “TARP-Related Actions” as well as amendments required to comply with Section 409A of the Code. Additional information regarding the agreements for the Company’s NEOs is provided under the heading “Executive Agreements and Potential Payments Upon Termination or Change In Control.” Change in Control Protection Agreements with Mr. Dawson and Mr. Kaye effective January 28, 2009 also contain these TARP-related provisions.

On December 18, 2008, the Company entered into an amended and restated employment agreement with Mr. Vaill (the “Employment Agreement”). Under the Employment Agreement, Mr. Vaill agreed to serve as the Company’s Chairman and CEO until the earlier of December 31, 2010 or 90 days after the Board of Directors has designated a successor to Mr. Vaill (but in no event prior to December 31, 2009). The Employment Agreement strictly limits the circumstances under which Mr. Vaill may receive severance payments upon termination of employment. The Employment Agreement also includes the “claw-back” and “golden parachute” restrictions required under TARP discussed above under the heading “TARP-Related Actions” as well as amendments required to comply with Section 409A of the Code. Additional information regarding the Employment Agreement is provided under the heading “Executive Agreements and Potential Payments Upon Termination or Change in Control—CEO Employment Agreement.”

Tax, Regulatory and Accounting Implications

The Company believes it is in compliance with respect to all tax, regulatory and accounting standards. Furthermore, the Compensation Committee will continue to review each element of compensation and take the appropriate steps to ensure tax deductibility to the extent permitted under applicable law (including the EESA and the ARRA) and to the extent this can be accomplished without sacrificing flexibility and other important objectives of the overall compensation program for its executives. As noted above, under TARP, the Company is prohibited from deducting compensation to NEOs to the extent compensation exceeds $500,000 while the Treasury holds an interest in the Company, even if such compensation would qualify as “performance based.” Therefore, a portion of base salary, annual incentive bonus and long-term equity incentive paid or awarded to its NEOs in 2008, 2009 or other year in which the Treasury holds an interest in the Company may not be deductible. However, the Company may pay compensation to its NEOs even if the payment is not tax deductible. As discussed in the Management Discussion & Analysis section of the Company’s Form 10-K and throughout this Compensation Discussion and Analysis, the Company is participating in the TARP. Because of its participation in this program, the Company is subject to the executive compensation and corporate governance rules under TARP and may be subject to modified or expanded rules pursuant to the ARRA, in each case, as discussed under the heading “TARP-Related Actions.”

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on this review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

The Compensation Committee certifies that it has completed its review of the Company’s executive incentive plans with the Company’s Chief Risk Officer in January 2009 as required by TARP to ensure that the incentive compensation arrangements do not encourage the Company’s senior executive officers to take unnecessary and excessive risks that threaten the value of the Company and has satisfied itself that no such encouragement of these risks is embedded in the plans.

Submitted by The Compensation Committee of the Board:

Lynn Thompson Hoffman, Chair

Eugene S. Colangelo

Deborah F. Kuenstner

Stephen M. Waters

THE FOREGOING REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND EXCHANGE COMMISSION AND SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

Executive Compensation Tables

The following tables and footnote disclosure set forth information concerning the compensation paid to or earned by the Company’s NEOs including the Chief Executive Officer, the Chief Financial Officer and the other three most highly compensated executive officers of the Company, who served in such capacities during 2008.

SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)		(i)		(j)
Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and NQ Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
Timothy L. Vaill,	2008	$650,000	$—	$318,830	$369,625	$—	$886,347	(6)	$113,646	(7)	$2,338,448
Chairman and Chief Executive Officer	2007	$620,000	$—	$447,896	$415,567	$200,000	$275,619		$104,391	(7)	$2,063,473
	2006	$620,000	$—	$508,020	$328,227	$810,000	$913,366		$124,389	(7)	$3,304,002

David J. Kaye	2008	$325,000	$—	$50,064	$9,096	$—	—		$7,922	(8)	$392,081
Executive Vice President and Chief Financial Officer	2007	$120,000	$—	$12,501	$—	$140,000	—		$127,095	(8)	$399,596

Walter M. Pressey,	2008	$475,000	$—	$183,831	$215,622	$—	—		$17,629	(9)	$892,082
Vice Chairman and President	2007	$450,000	$63,125	$254,626	$238,129	$286,875	—		$23,234	(9)	$1,315,989
	2006	$450,000	$—	$225,818	$173,035	$625,500	—		$36,305	(9)	$1,510,658

J.H. Cromarty,	2008	$390,000	$—	$157,661	$115,481	—	—		$19,339	(10)	$682,481
CEO Investment Management and Wealth Advisory Groups	2007	$350,000	$146,500	$227,303	$118,137	178,500	—		$18,349	(10)	$1,038,789
	2006	$350,000	$360,000	$143,229	$59,397	—	—		$26,641	(10)	$939,267

James D. Dawson,	2008	$387,500	$0	$59,241	$60,000	$—	—		$8,478	(11)	$515,219
CEO Private Banking Group

(1)	Mr. Dawson transferred from his position from Boston Private Bank & Trust Company to his position with the Company in February, 2008.
(2)	In 2007, Mr. Pressey received a discretionary bonus related to his interim role as CFO. In 2007 Mr. Cromarty received a discretionary bonus related to increased responsibility with Affiliate Partner and Holding Company initiatives. In 2008, no discretionary bonuses were paid.
(3)	The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R) of stock awards pursuant to the 2004 Stock Option and Incentive Plan. As a result, amounts may include amounts from awards granted prior to fiscal year 2008. See footnote 20 in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2009 for the assumptions related to the calculation of these amounts.
(4)	The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R) of options pursuant to the 2004 Stock Option and Incentive Plan. As a result, amounts may include amounts from awards granted prior to fiscal year 2008. See footnote 20 in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2009 for the assumptions related to the calculation of these amounts.
(5)	The amounts in column (g) reflect the cash annual incentive awards to the named individuals under the 2004 Annual Executive Incentive Plan, which is discussed in further detail in the CD&A section under the heading “Compensation Elements and Targeted Mix”.
(6)	The amounts in column (h) reflect the actuarial changes in the present value of Mr. Vaill’s SERP as described in more detail under “Pension Benefits.” The increase in the actuarial present value is attributable to the short time period over which the Company is accruing this benefit given that the benefit was put in place relatively late in Mr. Vaill’s career with the Company. The 2008 present value of benefits reflects a decrease in the stock value of the offsets, an additional year of service and a decrease in the discount rate from 5.75% to 5.50%, which increased the 2008 present value even further over that reported in 2007. Therefore, the year-to-year increase is larger than the prior year.
(7)

Includes a $6,600 matching contribution by the Company to Mr. Vaill’s 401(k) for Plan year 2006, $6,750 matching contribution by the Company to Mr. Vaill’s 401(k) for Plan year 2007, $6,900 matching contribution by the Company to Mr. Vaill’s 401(k) for Plan year 2008; $26,376 for life insurance premiums for 2006, $26,376 for 2007, $19,147 for 2008; $33,416 for tax and financial planning services for 2006, $24,085 for 2007, $20,128 for 2008; $1,735 for legal services for 2006, $7,335 for 2007, $32,640 for 2008; $1,500 for executive medical services benefits for 2006; $34,136 for tax gross-ups relating to select perquisites and benefits for 2006, $22,250 for 2007, $23,010 for 2008; $20,626 for dividends paid on unvested stock grants for 2006, $17,325 for 2007 and $11,821 for 2008.

(8)	Includes a $125,000 sign-on bonus in 2007; $1,740 matching contribution by the Company to Mr. Kaye’s 401(k) for Plan year 2007, $6,900 matching contribution by the Company to Mr. Kaye’s 401(k) for Plan year 2008; $355 for dividends paid on unvested stock grants in 2007 and $1,022 in 2008.
(9)	Includes a $6,600 matching contribution by the Company to Mr. Pressey’s 401(k) for Plan year 2006, a $6,750 matching contribution by the Company to Mr. Pressey’s 401(k) for Plan year 2007, a $6,900 matching contribution by the Company to Mr. Pressey’s 401(k) for Plan year 2008; $12,728 for tax and financial planning services for 2006, $3,323 for 2007, $4,948 for 2008; $2,250 for executive medical services benefits for 2006; $6,967 for tax gross-ups relating to specified perquisites for 2006, $2,719 for 2007, $1.373 for 2008; $407 for legal services in 2007; $7,760 for dividends paid on unvested stock grants in 2006, $9,972 in 2007 and $4,408 in 2008.
(10)	Includes a $6,600 matching contribution by the Company to Mr. Cromarty’s 401(k) for Plan year 2006, $6,750 matching contribution by the Company to Mr. Cromarty’s 401(k) for Plan year 2007, $6,900 matching contribution by the Company to Mr. Cromarty’s 401(k) for Plan year 2008; $10,184 for tax and financial planning services for 2006, $1,750 for 2007, $5,438 for 2008; $4,737 for tax gross-ups relating to specified perquisites in 2006, $1,254 in 2007 and $1,811 for 2008; $5,120 for dividends paid on unvested stock grants for 2006, $8,595 for 2007 and $5,191 for 2008.
(11)	Includes a $6,900 matching contribution by the Company to Mr. Dawson’s 401(k) for Plan year 2008, and $1,578 for dividends paid on unvested stock grants for 2008.

GRANTS OF PLAN-BASED AWARDS

(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)		(k)	(l)
Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units #	All Other Option Awards Number of Securities Underlying Options #		Exercise or Base Price of Option Awards $/share	Grant Date Fair Value of Stock and Option Awards $
			Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #
Timothy L. Vaill	05/15/08		—	—	—	—	—	—	7,010	98,490		$20.37	$189,083
	02/15/07		—	—	—	—	—	—	12,500	50,000	(3)	$29.84	$883,000
	2008		487,500	975,000	1,950,000	—	—	—	—	—		—	—
	2007		387,500	1,162,500	1,550,000	—	—	—

David J. Kaye	08/15/08		—	—	—	—	—	—	11,080	7,500		$9.03	$131,085
	05/15/08		—	—	—	—	—	—	2,170	20,240		$20.37	$45,300
	08/15/07	(4)	—	—	—	—	—	—	3,942	—		$25.37	$100,009
	2008		162,500	325,000	650,000	—	—	—	—	—		—	—
	2007		150,000	450,000	600,000	—	—	—

Walter M. Pressey	08/15/08		—	—	—	—	—	—	—	7,500		$9.03	$29,925
	05/15/08		—	—	—	—	—	—	4,070	41,570		$20.37	$89,953
	02/15/07		—	—	—	—	—	—	7,600	30,400		$29.84	$536,864
	2008		356,250	712,500	1,425,000	—	—	—	—	—		—	—
	2007		281,250	843,750	1,112,500	—	—	—

J.H. Cromarty	08/15/08		—	—	—	—	—	—	—	7,500		$9.03	$29,925
	05/15/08		—	—	—	—	—	—	2,530	26,030		$20.37	$56,157
	02/15/07		—	—	—	—	—	—	4,500	18,000		$29.84	$317,880
	2008		243,750	487,500	975,000	—	—	—	—	—		—	—
	2007		175,000	525,000	700,000	—	—	—

James D. Dawson	08/15/08		—	—	—	—	—	—	—	7,500		$9.03	$29,925
	05/15/08		—	—	—	—	—	—	15,340	61,360		$9.13	$217,981
	2008		242,188	484,375	968,750	—	—	—	—	—		—	—

(1)	2008: The amounts shown in column (c) reflect the minimum threshold payment levels which are 50.0% of the target amount shown in column (d). The amount shown in column (e) is 200% of the target amount shown in column (d).
(2)	2007: The amounts shown in column (c) reflect the minimum threshold payment levels which are 33.3% of the target amount shown in column (d). The amount shown in column (e) is 133% of the target amount shown in column (d).
(3)	Mr. Vaill’s 2007 options grant was surrendered and returned to the option pool in 2008.
(4)	Mr. Kaye’s August 15, 2007 grant represented an off cycle grant which was pre-determined as part of his new hire offer letter dated July 3, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)		(i)	(j)
	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (1)(#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Timothy L. Vaill	—	98,490	(2)		$20.37	05/15/18	7,010	$47,878	(8)	—	—
	45,000	—			$27.06	02/11/15	12,500	$85,375	(10)	—	—
	45,000	—			$27.16	02/27/14	16,000	$109,280	(12)	—	—
	35,700	—			$16.72	02/14/13	—	—		—	—
	46,000	—			$22.26	01/17/12	—	—		—	—
	60,000	—			$18.72	01/18/11	—	—		—	—
	11,450	—			$8.56	01/20/10	—	—		—	—

David J. Kaye	—	7,500	(2)		$9.03	08/15/18	11,080	$75,676	(7)	—	—
	—	20,240	(3)		$20.37	05/15/18	2,170	$14,821	(8)	—	—
	—	—					3,942	$26,924	(9)	—	—

Walter M. Pressey	—	7,500	(2)		$9.03	08/15/18	4,070	$27,798	(8)	—	—
	—	41,570	(3)		$20.37	05/15/18	7,600	$51,908	(10)	—	—
	10,133	20,267	(5)		$29.84	02/15/17	9,000	$61,470	(12)	—	—
	24,000	12,000	(6)		$29.74	02/17/16	—	—		—	—
	25,000	—			$27.06	02/11/15	—	—		—	—
	13,334	—			$27.16	02/27/14	—	—		—	—
	6,000	—			$16.72	02/14/13	—	—		—	—

J.H. Cromarty	—	7,500	(2)		$9.03	08/15/18	2,530	$17,280	(8)	—	—
	—	26,030	(3)		$20.37	05/15/18	4,500	$30,735	(10)	—	—
	6,000	12,000	(5)		$29.84	02/15/17	10,000	$68,300	(11)	—	—
	10,667	5,333	(6)		$29.74	02/17/16	4,000	$27,320	(12)	—	—
	12,000	—			$27.06	02/11/15	—	—		—	—

James D. Dawson	—	7,500	(2)		$9.03	08/15/18	15,340	$104,772	(8)	—	—
	—	61,360	(3)		$9.13	05/15/18	—	—		—	—

(1)	All securities issued under either Boston Private Financial Holdings, Inc. 1997 Long-Term Incentive Plan or Boston Private Financial Holdings, Inc. 2004 Stock Option and Incentive Plan.
(2)	This award vests in three equal annual installments beginning on August 15, 2009.
(3)	This award vests in three equal annual installments beginning on May 15, 2009.
(4)	This award vests in three equal annual installments beginning on February 15, 2009.
(5)	This award vests in three equal annual installments beginning on February 15, 2008.
(6)	This award vests in three equal annual installments beginning on February 17, 2007.
(7)	This award vests on August 15, 2011.
(8)	This award vests on May 15, 2011.
(9)	This award vests on August 15, 2010.
(10)	This award vests on February 15, 2010.
(11)	This award vests on August 16, 2009.
(12)	This award vests on February 17, 2009.

OPTION EXERCISES & STOCK VESTED

(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise #(1)	Value Realized on Exercise $	Number of Shares Acquired on Vesting #(1)	Value Realized on Vesting $
Timothy L. Vaill	—	—	15,000	$310,950
David J. Kaye	—	—	—	—
Walter M. Pressey	—	—	7,500	$155,475
J.H. Cromarty	—	—	3,000	$62,190
James D. Dawson	—	—	—	—

(1)	All securities issued under either Boston Private Financial Holdings, Inc. 1997 Long-Term Incentive Plan or Boston Private Financial Holdings, Inc. 2004 Stock Option and Incentive Plan.

PENSION BENEFITS

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years Credited Service #	Present Value of Accumulated Benefit $(1)	Payments During Last Fiscal Year $
Timothy L. Vaill	Boston Private Financial Holdings, Inc. Supplemental Executive Retirement Agreement	16	$5,437,135	$—

(1)	The annual benefit payable at retirement is equal to the product of: (i) 3.0%, (ii) the number of years of service, and (iii) Mr. Vaill’s final average pay, as defined in the agreement. The resulting amount is offset by: (a) the annual Social Security Benefit payable at retirement multiplied by years of service divided by 40, (b) the annuitized value of the employer-provided 401(k) balance, and (c) the annual amount payable as a single life annuity payable over the life of Mr. Vaill with a lump sum actual equivalent value of $420,811. As of December 31, 2008 Mr. Vaill was eligible for early retirement benefits equal to 82% of the full retirement benefit under the SERP Agreement.

NONQUALIFIED DEFERRED COMPENSATION

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last FY $	Registrant Contributions In Last FY $	Aggregate Earnings in Last FY $	Aggregate Withdrawals/ Distributions $	Aggregate Balance at Last FYE $(1)
Walter M. Pressey	$186,154	—	$(508,206)	—	$940,408
J.H. Cromarty	—	—	$(68,013)	—	$151,739
James D. Dawson	$86,000	—	$(336,197)	—	$650,071

(1)	Deferred compensation accounts are invested in mutual funds managed by third party administrators and selected by each individual.

Executive Agreements and Potential Payments Upon Termination or Change In Control

The Company entered into an Amended and Restated Executive Employment Agreement effective December 31, 2008 (the “Employment Agreement”) to extend, amend and restate the terms of Mr. Vaill’s then existing employment agreement. The Employment Agreement provides for a term that shall expire the earlier of (x) December 31, 2010 and (y) 90 days after the Board of Directors has designated a successor CEO (but in no event earlier than December 31, 2009).

If Mr. Vaill terminates his employment for good reason (as defined in the Employment Agreement) arising out of a change in control (as defined in the Employment Agreement), Mr. Vaill will be entitled to receive, among other things, an amount equal to 2.99 times his current base salary plus the average of his three most recent bonus payments in the years prior to termination and a pro-rata bonus for the year in which the termination occurs. The Company will not be required to make any payment in the event of Mr. Vaill’s termination to the extent such payment would constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (a “Parachute Payment”). The Employment Agreement also contains the “golden parachute” and “claw-back” provisions discussed above under the heading “TARP Related Actions.” Therefore, while the Treasury holds an interest in the Company, Mr. Vaill’s severance will be limited to less than three times Mr. Vaill’s average annual taxable compensation over the 5-year period preceding the termination of employment, regardless of whether a change in control has occurred.

The Employment Agreement also provides (i) that upon any termination of Mr. Vaill’s employment, he shall not be employed by any significant competitor of the Company (as defined in the Employment Agreement) for two years following such termination, and (ii) that Mr. Vaill shall not disclose any confidential information obtained by him during his employment. Mr. Vaill is also eligible to receive stock options under the 2004 Stock Option and Incentive Plan and certain incentive payments under the 2004 Annual Executive Incentive Plan.

In addition, the Company has entered into a Supplemental Executive Retirement Agreement with Mr. Vaill, which provides for payments to Mr. Vaill upon his retirement or termination of employment with the Company, other than for cause, as described above.

Change In Control Protection Agreements

The Company entered into Change in Control Protection Agreements with its NEOs effective the date of their respective agreements. The Agreements provide for certain payments and other benefits upon the occurrence of a change in control as defined in the Agreements, and including, but not limited to, the consolidation or merger of the Company or a change in the beneficial ownership of the Company as defined in the Agreements at any time during a two year period after a change in control. The key provisions of the Change In Control Protection Agreements for the Company’s NEOs are as follows:

•	Lump-sum cash severance payment equal to 2.5 - 2.99 times annual compensation (sum of base salary and average bonus payments for the three most recent taxable years preceding termination).

•	Pro-rata bonus (for fiscal year in which termination occurs).

•	Accelerated vesting of outstanding, unvested stock option and stock awards.

Notwithstanding the foregoing, the Company will not be required to make any payment under the Agreements to the extent such payment would constitute a Parachute Payment. The Change in Control Protection Agreements were amended in December 2008 to add, and those entered into subsequent to that date included, the “golden parachute” and “claw-back” provisions discussed above under the heading “TARP-Related Actions.” Therefore, while the Treasury holds an interest in the Company, its NEOs’ severance will be limited to less than three times the NEO’s average annual taxable compensation over the 5-year period preceding the termination of employment, regardless of whether a change in control has occurred.

The following table provides quantification of the above benefits, including benefits for Mr. Vaill as part of his Employment Agreement, assuming termination as of December 31, 2008 (and assuming all Change in Control Agreements were in place as of that date.) Estimated stock and option values calculated assuming the closing price of the Company’s stock on December 31, 2008 of $6.89.

Executive Benefit and Payments Upon Change In Control Termination

Executive Benefit and Payments Upon Change In Control Termination(1)	Timothy L. Vaill	David J. Kaye	Walter M. Pressey	J.H. Cromarty	James D. Dawson
Multiple of compensation	2.99	2.50	2.99	2.99	2.99
Lump-sum cash severance (2)	$3,672,717	$1,031,250	$2,815,583	$1,958,450	$1,887,188
Pro-rated bonus for fiscal year of termination	$—	$—	$—	$—	$—
Accelerated vesting of outstanding options and nonvested stock grants.	$242,533	$117,421	$141,176	$143,635	$139,332
Fringe Benefits (maximum annual cap)	$100,000	—	—	—	—
SERP	$1,349,285	$—	$—	$—	$—

Total	$5,364,535	$1,148,671	$2,956,759	$2,102,085	$2,026,520

(1)	In addition to the above amounts, executives are eligible for benefits continuation for up to three years following termination, or until eligible for equivalent coverage under another group benefit plan (estimated annual benefit of less than $100,000 for all NEOs).
(2)	Mr. Dawson’s lump-sum cash severance calculation includes bonuses paid by Boston Private Bank & Trust Company in the amounts of $430,000 and $301,000 for 2007 and 2006, respectively.

Mr. Vaill is eligible for additional three-year service credits upon a Change in Control for purposes of the SERP (for vesting purposes only). He is also eligible for the continuation of his perquisites and other employee benefits under any of the Company’s plans upon the same terms as in effect on the date of termination for a period up to three years following such termination or until such earlier time as the Executive becomes eligible for equivalent coverage(s) under another group benefit plan.

All payments calculated in respect to the Company’s Change In Control Protection Agreements shall be reduced to the extent needed to ensure tax deductibility by the Company thereby bringing them within the limitations of Section 280G of the Code. Notwithstanding the terms of the Employment Agreement and the Change in Control Protection Agreements, while the Treasury holds an interest in the Company, severance payments will in all cases be limited to less than three times each NEO’s average annual taxable compensation over the 5-year period preceding the termination of employment, regardless of whether a change in control has occurred. Due to forthcoming guidance with respect to new ARRA requirements and limitations, the Company may be required to reconsider certain aspects of its Change in Control Protection Agreements.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

Messrs. Colangelo and Waters, Ms. Kuenstner and Mrs. Hoffman served as members of the Compensation Committee of the Board of Directors of the Company during the fiscal year ended December 31, 2008. Mr. Bennett served on the Committee until his retirement from the Board in April 2008. None of these individuals has ever been an officer or employee of the Company or any of its subsidiaries.

Compensation of Directors

Directors of the Company who are not full-time employees of the Company or any of its subsidiaries receive compensation under a compensation program which became effective May 1, 2008. The annual retainer fee for Directors of the Company who are not full-time employees of the Company is $45,000; the lead director’s retainer is $65,000. The annual retainer fees are payable 100% in cash. In addition, Non-Employee Directors who serve as committee members receive an additional annual retainer fee, payable in cash, of $15,000 for Audit, Compensation and the Risk Management Committees and $9,000 for all other committees. Chairpersons of committees receive a higher annual retainer fee than committee members, payable in cash, of $18,000 for Audit, Compensation and Risk Management committees and $12,000 for all other committees to reflect the increased role and time commitment required as Chairperson. In addition to the foregoing, any non-employee director serving simultaneously as a member of the Board of Directors of the Company and the board of directors of a subsidiary may receive retainer fees for each board on which he or she serves. Directors of the Company also receive $22,500 in shares of common stock and $22,500 in options, both calculated based on the closing price as of May 15, on an annual basis pursuant to the 2004 Stock Option and Incentive Plan (the “2004 Plan”) (See description below) and subject to quarterly vesting over a one year period. In addition to retainers, the Company implemented a special meeting fee for extraordinary service demands if in any given year the number of regularly scheduled board and/or committee meetings (either in person or telephonically) exceed a pre-determined number as established by the Board each year. This fee is equal to $1,500 per meeting for each meeting in excess of the pre-determined schedule.

In 2004, the Company’s Board of Directors and shareholders voted to approve and adopt the 2004 Plan for officers, employees, Non-Employee Directors and other key persons of the Company and its subsidiaries. The 2004 Plan replaced the Directors’ Stock Option Plan (the “Directors’ Plan”) that was originally approved in 1993, and upon adoption of the 2004 Plan, grants are no longer made under the Directors’ Plan. The 2004 Plan provided that during each fiscal year each Non-Employee Director of the Company may be granted, at the discretion of the Administrator (as defined in the 2004 Plan), Non-qualified Options to acquire up to 9,880 shares of common stock. Each Non-Qualified Option granted to a Non-Employee Director will have an exercise price equal to the fair market value of the shares of common stock of the Company on the grant date and will expire upon its tenth anniversary. Unless otherwise determined by the Administrator, these stock options will be exercisable after the first anniversary of the grant date. The Administrator could also grant shares (at no cost or for a purchase price determined by the Administrator) of common stock that are free from any restrictions under the 2004 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation due to such participant. As with the Directors’ Plan, the 2004 Plan also provided that any Director who retires after serving 12 years on the Board was eligible for a discretionary one-time award of an option to purchase 10,000 shares of Common Stock. The Company believes that director stock ownership is important and implemented a minimum stock ownership guideline threshold for outside directors equal to five times the annual cash retainer of $45,000, or $225,000 in value. In addition there is a holding requirement equal to 50% of profit shares (net shares after cost of purchase, if any, and tax liability) until the minimum threshold is attained.

DIRECTOR COMPENSATION

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and NQ Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Board of Directors
Herbert S. Alexander, CPA	2008	$85,029	$26,279	$40,458	$—	$—	$—	$151,766
Peter C. Bennett (2)	2008	27,259	15,003	52,277	—	—	—	94,539
Eugene S. Colangelo	2008	79,029	26,279	40,458	—	—	—	145,766
Kathleen M. Graveline	2008	79,635	26,279	40,458	—	—	—	146,372
Lynn Thompson Hoffman	2008	105,635	26,279	40,458	—	—	—	172,372
Richard I. Morris, Jr.	2008	76,779	26,279	40,458	—	—	—	143,516
John Morton III (3)	2008	19,190	5,575	14,783	—	—	—	39,548
William J. Shea	2008	77,529	26,279	40,458	—	—	—	144,266
Dr. Allen L. Sinai	2008	75,135	26,279	40,458	—	—	—	141,872
Stephen M. Waters	2008	73,029	26,279	40,458	—	—	—	139,766
Adolfo Henriques	2008	80,529	26,279	34,993	—	—	—	141,800
Deborah F. Keunster	2008	$83,529	$26,279	$34,993	$—	$—	$—	$144,801

(1)	Stock awards include a half year of 2007 stock payments.
(2)	Peter C. Bennett retired from the Board of Directors in April, 2008.
(3)	John Morton III was elected to the Board of Directors on July, 2008.

Report of the Audit Committee

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2008. The Audit Committee acts under a written charter which specifies the scope of the Audit Committee’s responsibilities and how it carries out those responsibilities. Each member of the Audit Committee is listed below and is independent within the definition of the NASDAQ Rules.

While the Audit Committee oversees the Company’s financial reporting process for the Board of Directors consistent with the Audit Committee charter, management has primary responsibility for this process, including the Company’s system of internal controls, and for the preparation of the Company’s consolidated financial statements in accordance with U.S. generally accepted accounting principles. In addition, the Company’s independent registered public accounting firm is responsible for auditing those financial statements, and not the Audit Committee.

The Audit Committee has reviewed and discussed the Company’s December 31, 2008 audited financial statements with management and with KPMG LLP, the Company’s independent registered public accounting firm (“KPMG”). The Audit Committee also has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). In addition, the Audit Committee has also received from KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence from the Company. The Audit Committee also considered whether KPMG’s provision of non-audit services to the Company is compatible with its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

The Audit Committee of the Board:

Herbert S. Alexander, Chair

Adolfo Henriques, Vice Chair

John Morton III

William J. Shea

Allen L Sinai

THE FOREGOING REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND EXCHANGE COMMISSION AND SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

Audit Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for 2008 and 2007, and fees billed for other services rendered by KPMG LLP.

	2008	2007
Audit Fees (1)	$2,727,143	$2,030,000
Audit related fees (2)	$31,000	$29,000

Audit and audit related fees	$2,758,143	$2,059,000
Tax fees	12,000	—
All other fees	—	—

Total fees	$2,770,143	$2,059,000

(1)	Audit fees for 2008 and 2007 primarily included fees for audits and reviews, comfort procedures and other SEC filings.
(2)	Audit related fees consisted of fees for the audit of employee benefit plans.

KPMG LLP audited the Company’s financial statements for the year ended December 31, 2008. KPMG has been the Company’s independent registered public accounting firm for more than five years. The Company expects representatives of KPMG to be present at the 2009 Annual Meeting of Stockholders. These representatives will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. The Audit Committee conducts an annual review of the external auditor, and based on this review will be selecting the Company’s auditor in April 2009.

The Audit Committee pre-approves all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwritings) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the Commission or the Public Company Accounting Oversight Board) to be provided to the Company by KPMG; provided, however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Company if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. There were no services provided under the “de minimus” provision in 2008. The authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table sets forth certain information as of February 1, 2009, regarding (i) the security holdings of each person, including any group of persons, known by the Company to be the beneficial owner of five percent (5%) or more of the outstanding Common Stock, (ii) the beneficial ownership interest in the Common Stock of each Director of the Company, and each of the named executive officers of the Company, and (iii) the beneficial ownership interest of all Directors and executive officers of the Company, as a group. Except as indicated in the notes following the table below, each person or group has sole voting and investment power with respect to all shares of Common Stock listed.

Name and Business Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Barclay’s Global Investors, NA, 45 Freemont Street, San Francisco, California 94105	4,100,812	(2)	6.42%
Carlyle Financial Services, Ltd, Pennsylvania a Avenue NW, Washington, D.C., 20004	6,346,572	(3)	9.96%
Dimensional Fund Advisors LP, 1299 Ocean Avenue, Santa Monica, California 90401	3,208,146	(4)	5.02%
FMR Corp, 82 Devonshire Street, Boston, Massachusetts 02109	4,320,574	(5)	6.76%
Wells Fargo & Company, 420 Montgomery Street, San Francisco, CA 94163	3,417,425	(6)	5.35%

Ownership by Directors and Named Executive Officers *(7)(8)
Herbert S. Alexander	93,080	(9)	**
Eugene S. Colangelo	150,800	(10)	**
J. H. Cromarty	110,258	(11)	**
James D. Dawson	160,075	(12)	**
Kathleen M. Graveline	64,681	(13)	**
Adolfo Henriques	16,821	(14)	**
Lynn Thompson Hoffman	105,712	(15)	**
David J. Kaye	22,922		**
Deborah F. Kuenstner	68,838	(16)	**
Richard I. Morris, Jr.	74,817	(17)	**
John Morton III	4,940	(18)	**
Walter M. Pressey	196,293	(19)	**
William J. Shea	62,185	(20)	**
Allen L. Sinai	54,732	(21)	**
Timothy L. Vaill	444,944	(22)	**
Stephen M. Waters	25,185	(23)	**

All Directors and Executive Officers as a Group (21 persons) (8)	1,787,331	(24)	2.79%

*	Unless otherwise indicated, the address is c/o Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, Massachusetts 02109.
**	Represents less than 1%.
(1)	Beneficial share ownership is determined pursuant to Rule 13d-3 under the 1934 Act. Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote such security or the power to dispose of such security. The amounts set forth above as beneficially owned include shares owned, if any, by spouses and relatives living in the same home as to which beneficial ownership may be disclaimed.
(2)	Based on a report filed with the Securities and Exchange Commission as of February 5, 2009, and reflecting a December 31, 2008 position. These securities are owned by various individual and institutional investors and are held by the Company in trust accounts for the economic benefit of the beneficiaries of those accounts. For purposes of reporting requirements of the Securities Exchange Act of 1934, Barclay’s is deemed to be the beneficial owner of such securities, however, Barclay’s Global Investors expressly disclaims that it is, in fact, the beneficial owner of such securities.
(3)

Based on a report filed with the Securities and Exchange Commission as of September 30, 2008, and reflecting a September 30, 2008 position. DBD Cayman, Ltd. is the general partner of TCG Holdings Cayman II, L.P., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the sole shareholder of Carlyle Financial Services, Ltd., which is the general partner of TCG Financial Services L.P., which is the general partner of BP Holdco, L.P. Accordingly, each of DBD Cayman, Ltd., TCG Holdings Cayman II, L.P., TC Group Cayman Investment Holdings, L.P., Carlyle Financial Services, Ltd. and TCG Financial Services L.P. may be deemed to be a beneficial owner of shares of Common Stock owned by BP Holdco, L.P. DBD Cayman, Ltd. is controlled by its three-person board of directors, and all board action relating to the voting or disposition of the shares of Common Stock referred to herein requires the approval of a majority of the board. The members of the board are William E.

Conway, Jr., Daniel A. D’Aniello and David Rubenstein, each of whom disclaims beneficial ownership of the shares of Common Stock referred to herein. Carlyle Financial Services, Ltd. is controlled by its four-person board of directors, and all board action relating to the voting or disposition of the shares of Common Stock referred to herein requires the approval of a majority of the board. The members of the board are William E. Conway, Jr., Daniel A. D’Aniello, David Rubenstein and Peter Nachtwey, each of whom disclaims beneficial ownership of the shares of Common Stock referred to herein. The business address of each of DBD Cayman, Ltd., TCG Holdings Cayman II, L.P., TC Group Cayman Investment Holdings, L.P., Carlyle Financial Services, Ltd., TCG Financial Services L.P. and BP Holdco, L.P. is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington D.C. 20004.

(4)	Based on a report filed with the Securities and Exchange Commission as of February 6, 2008 and reflecting a December 31, 2008 position. Dimensional Fund Advisors LP (“Dimensional”), an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment adviser or manager, Dimensional possesses investment and/or voting power over the securities of the Company listed in this schedule that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.
(5)	FMR Corp. on behalf of its direct and indirect subsidiaries and Fidelity International Limited on behalf of its direct and indirect subsidiaries (collectively “Fidelity”) held 4,320,574 shares or 6.778% as of December 31, 2008.
(6)	Wells Fargo & Company and its subsidiaries held 3,417,425 shares or 5.3% as of December 31, 2008.
(7)	The amounts set forth as beneficially owned include shares of Common Stock which such persons had the right to acquire within 60 days of February 1, 2008, pursuant to stock options.
(8)	Percentages held by executive officers and Directors individually and as a group are calculated on the basis of 64,086,926 shares of Common Stock outstanding as of February 1, 2009.
(9)	Includes 40,476 shares subject to options which were exercisable within 60 days of February 1, 2009 and granted to Mr. Alexander pursuant to the Directors’ Plan and the 2004 Plan.
(10)	Includes 16,736 shares owned by two of Mr. Colangelo’s children. Mr. Colangelo disclaims any beneficial ownership of such shares. This amount also includes 6,766 shares owned by Mr. Colangelo’s wife and 37,476 shares subject to options which were exercisable within 60 days of February 1, 2009 and granted to Mr. Colangelo pursuant to the Directors’ Plan and the 2004 Plan.
(11)	Includes 40,000 shares subject to options which were exercisable within 60 days of February 1, 2009 and granted to Mr. Cromarty pursuant to the 2004 Plan.
(12)	Includes 93,383 shares subject to options where were exercisable within 60 days of February 1,2009 and granted to Mr. Dawson pursuant to the pursuant to the Long Term Incentive Plan, and the 2004 Plan.
(13)	Includes 41,476 shares subject to options which were exercisable within 60 days of February 1, 2009 and granted to Ms. Graveline pursuant to the 2004 Plan.
(14)	Includes 10,563 shares subject to options which were exercisable within 60 days of February 1, 2009 and granted to Mr. Henriques pursuant to the 2004 Plan.
(15)	Includes 23,000 shares owned by Mrs. Hoffman’s husband. Also includes 34,454 shares subject to options which were exercisable within 60 days of February 1, 2009 and granted to Mrs. Hoffman pursuant to the Directors’ Plan and the 2004 Plan.
(16)	Includes 10,563 shares subject to options which were exercisable within 60 days of February 1, 2009 and granted to Ms. Kuenstner pursuant to the Director’s Plan and the 2004 Plan.
(17)	Includes 20,454 shares subject to options which were exercisable within 60 days of February 1, 2009 and granted to Mr. Morris pursuant to the Directors’ Plan and the 2004 Stock Option and Incentive Plan. Mr. Morris is not standing for re-election.
(18)	Includes 4,940 shares subject to options which were exercisable within 60 days of February 1, 2009 and granted to Mr. Morton pursuant to the 2004 Plan. Mr. Morton also has 60,000 warrants which he received in connection with the investment agreement with The Carlyle Group and the Company. These warrants do not vest within 60 days of February 1, 2009.
(19)	Includes 34,295 shares owned by Mr. Pressey’s wife. Also includes 100,600 shares subject to options which were exercisable within 60 days of February 1, 2009 and granted to Mr. Pressey pursuant to the Long Term Incentive Plan, and the 2004 Plan.
(20)	Includes 15,454 shares subject to options which were exercisable within 60 days of February 1, 2009 and granted to Mr. Shea pursuant to the 2004 Plan.
(21)	Includes 34,454 shares subject to options which were exercisable within 60 days of February 1, 2009 and granted to Dr. Sinai pursuant to the Directors’ Plan and the 2004 Plan.
(22)	Includes 12,600 shares owned by Mr. Vaill’s wife. This amount also includes 243,150 shares subject to options which were exercisable within 60 days of February 1, 2009 and granted to Mr. Vaill pursuant to the Long Term Incentive Plan, and the 2004 Plan.
(23)	Includes 15,454 shares subject to options which were exercisable within 60 days of February 1, 2009 and granted to Mr. Waters pursuant to the 2004 Plan.
(24)	Includes shares held by all of the Company’s executive officers including the NEOs and directors of which 829,142 represent shares subject to options which were exercisable within 60 days of February 1, 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s officers and directors, and persons who own beneficially more than 10% of the Company’s outstanding shares of Common Stock file reports of ownership and changes in ownership with the Commission and NASDAQ. Based solely upon a review of the reports and amendments thereto filed with the Commission under Section 16(a), copies of which are required to be furnished to the Company under Commission regulations, during and with respect to fiscal year 2008, no officer, director or person who owns beneficially more than 10% of the Company’s outstanding shares of Common Stock failed to file such reports on a timely basis except that Steven D. Hayworth, Martha T. Higgins and James D. Dawson inadvertently failed to timely file a report with respect to one transaction each.

RELATED PARTY TRANSACTIONS

The Company sends out questionnaires to its directors and officers, and those of its majority or wholly-owned subsidiaries regarding related party transactions. If there are any affirmative responses the Board reviews them and the terms and conditions of any such transactions. There are two related party transactions.

Stephen M. Waters, who is a director of the Company, has two loans for approximately $7.0 million with Boston Private Bank & Trust Company. Mr. Waters also has an unsecured standby letter of credit with a line of $0.5 million with a zero outstanding balance as of December 31, 2008 with Gibraltar Private Bank & Trust Company. The loans with Boston Private Bank & Trust Company were originated prior to Mr. Waters becoming a director of the Company. All of the loans are current as of December 31, 2008. All loans were made in the ordinary course of business under normal credit terms, including interest rates and collateral requirements prevailing at the time of origination for comparable transactions with other persons, and do not represent more than normal credit risk.

Equity Compensation Plan Information

The following table provides information as of December 31, 2008 regarding shares of common stock of the Company that may be issued under the Company’s existing equity compensation plans, including the Long Term Incentive Plan, the Directors’ Plan, the 2004 Plan, the 2006 Non-Qualified Employee Stock Purchase Plan (the “2006 Plan”) and the Company’s 2001 Employee Stock Purchase Plan, as amended (the “2001 ESPP”). Footnotes (3), (4) and (5) to the table set forth the total number of shares of common stock of the Company issuable upon the exercise of assumed options as of December 31, 2008, and the weighted average exercise price of these assumed options.

	Equity Compensation Plan Information
Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plan (Excluding Securities Referenced In Column (a))
	(a)	(b)	( c)
Equity compensation plans approved by security holders (1)	4,785,754(2),(3),(4),(5)	$23.10	440,607(6)
Equity compensation plans not approved by security holders	n/a	n/a	n/a

Total	4,785,574	$23.10	440,607

(1)	Consists of the 2004 Plan, the Long Term Incentive Plan, the Directors’ Plan, the 2006 ESPP and the 2001 ESPP.
(2)	Does not include purchase rights accruing under the 2006 Plan and the 2001 ESPP because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period.
(3)	Does not include the outstanding options to acquire 17,096 shares, at a weighted-average exercise price of $8.76 per share, that were assumed in connection with the 2001 merger of Borel Bank & Trust Company with and into a subsidiary of the Company, under the Borel Bank & Trust Company’s 1989 Stock Option Plan. No future options may be granted under the Borel Bank & Trust Company’s 1989 Stock Option Plan.
(4)	Does not include the outstanding options to acquire 94,785 shares, at a weighted average exercise price of $9.83 per share, that were assumed in connection with the 2003 merger of First State Bancorp, under the First State Bank of California 1994 Stock Option Plan (the “FSB Plan”). No future options may be granted under the FSB Plan.
(5)	Does not include the outstanding options to acquire 494,917 shares, at a weighted average exercise price of $5.55 per share, that were assumed in connection with the 2005 merger of Gibraltar Financial Corporation with and into the Company under the Amended and Restated 1996 Employee Stock Incentive Plan and The 2002 Non-Employee Director and Agent Stock Incentive Plan, as amended and restated (the “Gibraltar Plans”). No future options may be granted under the Gibraltar Plans.
(6)	Includes 203,004 shares available for future issuances under the 2004 Plan and 237,603 shares available under the 2006 ESPP and the 2001 ESPP.

PROPOSAL 2

APPROVAL OF THE 2009 STOCK OPTION AND INCENTIVE PLAN

Proposal

The Board of Directors believes that stock options and other stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and other key persons of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

As of March 11, 2009 the Board, upon the recommendation of the Compensation Committee, adopted the 2009 Stock Option and Incentive Plan (the “2009 Plan”), subject to the approval of the Company’s stockholders. The 2009 Plan will replace the Company’s 2004 Stock Option and Incentive Plan (the “2004 Plan”). The 2009 Plan provides flexibility to the Compensation Committee to use various equity-based incentive awards as compensation tools to motivate the Company’s workforce. Having such tools enhances the Company’s ability to attract and retain key people in a challenging market, and focuses management and other key employees on returning the Company to profitability and achieving stock price performance consistent with historical levels. Given the limited share pool currently available under the 2004 Plan, the Company will not have the ability to use equity without the approval of the 2009 Plan. The inability to use equity as an incentive in a meaningful way would be counter to the Company’s compensation philosophy and to its stock ownership objective for executives. Following approval of the 2009 Plan by the stockholders, the Company will no longer make any grants under the 2004 Plan. A copy of the 2009 Plan is attached as Exhibit A to this Proxy Statement and is incorporated herein by reference.

Summary of Material Features

The material features of the 2009 Plan as proposed are:

•

The maximum number of shares of common stock to be issued under the 2009 Plan is 4,000,000, plus the number of shares of common stock that remain available for grant under the 2004 Plan on the effective date of the 2009 Plan;

•	Awards granted during any calendar year shall be with respect to no more than two percent of the total shares of common stock outstanding as of the last business day of the preceding calendar year;

•

The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance shares, dividend equivalent rights and cash-based awards is permitted; however in its application of future awards the Company plans to use performance shares as a key grant form for its NEOs;

•	Minimum vesting periods are required for grants of restricted stock, restricted stock units and performance share awards;

•

The maximum number of shares of common stock available for awards of restricted stock, restricted stock units or other awards that are payable in the form of shares of common stock that either require no purchase by the grantee or are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, is 50% of the total number of shares of common stock authorized under the 2009 Plan;

•	Any material amendment to the 2009 Plan is subject to approval by our stockholders; and

•	The term of the 2009 Plan will expire on January 27, 2019.

Based solely on the closing price of the Company’s common stock as reported by the NASDAQ on February 27, 2009 and the maximum number of shares that would have been available for awards as of such date (assuming that the 2009 Plan was effective as of such date), the maximum aggregate market value of the common stock that could potentially be issued under the 2009 Plan is $13,880,000. The shares we issue under the 2009 Plan will be authorized but unissued shares or shares that we reacquire. The shares of common stock underlying any awards that are forfeited, canceled, surrendered or otherwise terminated (other than by exercise) under the 2009 Plan are added back to the shares of common stock available for issuance under the 2009 Plan. Shares of common stock tendered or held back upon exercise or settlement of an award to cover the exercise price of an award or tax withholding are not added back to the shares of common stock available for issuance under the 2009 Plan.

Qualified Performance-Based Compensation under Code Section 162(m)

To ensure that certain awards granted under the 2009 Plan to a “Covered Employee” (as defined in the Internal Revenue Code of 1986 (the “Code”)) qualify as “performance-based compensation” under Section 162(m) of the Code, the 2009 Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) earnings before interest, taxes, depreciation and amortization; and thereafter (2) net income (loss) (either before or after interest, taxes, depreciation and/or amortization), (3) operating loss containment, (4) capital ratios, (5) pre-tax margin, (6) operating leverage, (7) efficiency ratio, (8) assets under management, (9) balance sheet assets, (10) total stockholder return, (11) credit quality, (12) risk management, (13) changes in the market price of our common stock, (14) economic value-added, (15) funds from operations or similar measure, (16) sales or revenue, (17) acquisitions or strategic transactions, (18) operating income (loss), (19) earnings per share and cash earnings per share, (20) cash flow (including, but not limited to, operating cash flow and free cash flow), (21) return on capital, assets, equity, invested capital, invested capital net of weighted average cost of capital or investment, (22) return on sales, (23) gross or net profit levels, (24) productivity, (25) expenses, (26) margins, (27) operating efficiency, (28) customer satisfaction, (29) working capital, (30) earnings (loss) per share of common stock, (31) sales or market shares and (32) number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 800,000 shares of common stock for any calendar year, provided that no award of restricted stock or restricted stock units with respect to more than 400,000 shares of common stock may be granted to any one individual during any calendar year period. The maximum number of shares of common stock subject to a performance-based award having a performance cycle longer than one calendar year will be based on such annual individual limitations multiplied by the number of full calendar years in the performance cycle. If a performance-based award is payable in cash, it cannot exceed $1,000,000 for any performance cycle.

Summary of the 2009 Plan

The following description of certain features of the 2009 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2009 Plan that is attached hereto as Exhibit A.

Plan Administration. The 2009 Plan is administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2009 Plan. The Compensation Committee may delegate to the Company’s Chief Executive Officer and President the authority to grant stock options to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

Eligibility. Persons eligible to participate in the 2009 Plan will be those full or part-time officers, employees, non-employee directors and other key persons (including consultants and prospective officers) of the Company and its subsidiaries as selected from time to time by the Compensation Committee in its discretion. Approximately 200 individuals are currently eligible to participate in the 2009 Plan, which includes 120 officers, 20 employees who are not officers, and 60 non-employee directors.

Plan Limits. Awards under the 2009 Plan granted in any calendar year will not exceed two percent of the total shares of common stock outstanding as of the last business day of the preceding calendar year. The maximum award granted to any one individual (including awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code) will not exceed 800,000 shares of common stock and the maximum restricted stock award or restricted stock unit award (including awards intended to qualify as performance-based compensation) granted to any one individual will not exceed 400,000 shares of common stock (subject, in each case, to adjustment for stock splits and similar events) for any calendar year period. The maximum number of shares of common stock subject to an award intended to qualify as performance-based compensation having a performance cycle longer than one year will be based on such annual individual limitations multiplied by the number of full calendar years in the performance cycle. If any cash-based award is intended to qualify as performance-based compensation, then the maximum award to be paid in cash in any performance cycle may not exceed $1,000,000. No more than 4,000,000 shares will be issued in the form of incentive stock options and no more than 50% of the shares of common stock authorized for issuance under the 2009 Plan may be granted as awards of restricted stock, restricted stock units or other awards that are payable in the form of shares of common stock and either require no purchase by the grantee or are not performance-based awards under the 2009 Plan.

Stock Options. The 2009 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2009 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. [Fair market value for this purpose will be the last reported sale price of the shares of common stock on the NASDAQ on the date of grant.] The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the 2009 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee for at least six months or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Compensation Committee may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price is the fair market value of the common stock on the date of grant.

Restricted Stock. The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period. However, in the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period.

Restricted Stock Units. The Compensation Committee may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified vesting period. However, in the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards. The Compensation Committee may also grant shares of common stock which are free from any restrictions under the 2009 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Performance Share Awards. The Compensation Committee may grant performance share awards to any participant which entitle the recipient to receive shares of common stock upon the achievement of certain performance goals (as summarized above) and such other conditions as the Compensation Committee shall determine. The period during which performance is to be measured for such awards shall not be less than one year.

Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights to participants which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights may be granted as a component of another award (other than a stock option or stock appreciation right) or as a freestanding award. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Cash-Based Awards. The Compensation Committee may grant cash bonuses under the 2009 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

Change of Control Provisions. The 2009 Plan provides that upon the effectiveness of a “change of control” or a “sale event” as such terms are defined in the 2009 Plan, and except as otherwise provided by the Compensation Committee in an award agreement, all stock options and stock appreciation rights will automatically become fully exercisable and the restrictions and conditions on all other awards with time-based conditions will automatically be deemed waived. Awards with conditions and restrictions relating to the attainment of performance goals will continue to apply unless otherwise provided in an award agreement. In addition, in the case of a “sale event” in which the Company’s stockholders will receive cash consideration, the Company may make or provide for a cash payment to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights.

Adjustments for Stock Dividends, Stock Splits, Etc. The 2009 Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2009 Plan, to certain limits in the 2009 Plan, to any outstanding awards, and/or the price for each share of common stock subject to outstanding awards of stock options and stock appreciation rights to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the 2009 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to the exercise or vesting.

Forfeiture of Awards. Participants in the Plan are required to reimburse the Company for any amounts of an award granted under the Plan to the extent the award or the value of the award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

Amendments and Termination. The Board may at any time amend or discontinue the 2009 Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of the NASDAQ, any amendments that materially change the terms of the 2009 Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the 2009 Plan qualifies as performance-based compensation under Section 162(m) of the Code.

Effective Date of 2009 Plan. The Board adopted the 2009 Plan on March 3, 2009, and the 2009 Plan becomes effective on the date it is approved by stockholders. No awards may be granted under the 2009 Plan after January 27, 2019. If the 2009 Plan is not approved by stockholders, the 2004 Plan will continue in effect until it expires, and awards may be granted thereunder, in accordance with its terms.

New Plan Benefits

Because the grant of awards under the 2009 Plan is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2009 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2009 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2008: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

	Options		Restricted Stock
Name and Position	Average Exercise Price	Number (#)	Dollar Value ($)	Number (#)
Timothy L. Vaill, Chairman and Chief Executive Officer	$20.37	98,490	$64,001	7,010
David J. Kaye, Executive Vice President and Chief Financial Officer	17.30	27,740	120,756	13,250
Walter M. Pressey, Vice Chairman and President	18.64	49,070	37,159	4,070
J.H. Cromarty, CEO Investment Management and Wealth Advisory Groups	17.83	33,530	23,099	2,530
James D. Dawson, CEO Private Banking Group	9.12	68,860	243,126	20,400
All current executive officers, as a group	10.41	339,710	580,430	55,140
All current directors who are not executives, as a group	9.12	116,210	242,235	26,552
All current employees who are not executive officers, as a group	$14.07	826,780	$3,082,597	245,656

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2009 Plan. It does not describe all federal tax consequences under the 2009 Plan, nor does it describe state or local tax consequences.

The advice set forth below was not intended or written to be used, and it cannot be used, by any taxpayer for the purpose of avoiding United States federal tax penalties that may be imposed on the taxpayer. The advice was written to support the promotion or marketing of the transaction(s) or matter(s) addressed herein. Each taxpayer should seek advice based upon the taxpayer’s particular circumstances from an independent tax advisor. The foregoing language is intended to satisfy the requirements under the regulations in Section 10.35 of Circular 230.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) the Company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. The Company generally will be entitled to a tax deduction in connection with an award under the 2009 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20 percent federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable). Executive compensation limitations contained in, TARP may limit the Company’s senior executives from receiving awards and/or accelerating the vesting of awards in connection with the termination of a senior executive’s employment with the Company.

Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for certain awards under the 2009 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2009 Plan is structured to allow certain awards to qualify as performance-based compensation.

However, under TARP, the Company’s deduction for certain awards under the 2009 Plan will be limited to the extent certain executive officers of the Company receive compensation in excess of $500,000 a year, so long as the Treasury holds an equity interest in the Company under TARP, as provided for under the terms of the investment agreement relating to the TARP.

Vote Required

The affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of the 2009 Plan.

Recommendation

The Board of Directors unanimously recommends a vote FOR the approval of the 2009 Stock Option and Incentive Plan.

PROPOSAL 3

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

On February 17, 2009, President Obama signed the American Recovery and Reinvestment Act of 2009 (the “ARRA”) into law. The ARRA contains a requirement that participants in TARP, such as the Company, permit a non-binding stockholder vote to approve executive compensation. This proposal is commonly known as a “say-on-pay” proposal, and gives stockholders the opportunity to endorse the Company’s compensation of executive officers.

The Company believes that its compensation programs and policies are designed to attract, motivate and retain executive talent, and are aligned with the long-term interests of its shareholders. In January 2009, in accordance with the TARP executive compensation requirements, the Compensation Committee completed a review of the Company’s executive incentive plans with the Company’s Chief Risk Officer to ensure that incentive arrangements do not encourage the Company’s senior executive officers to take unnecessary and excessive risks that threaten the value of the Company. Please see the section titled Compensation Discussion and Analysis.”

The Company also believes that both the Company and its stockholders benefit from responsive corporate governance policies and constructive and consistent dialogue.

Accordingly, we are providing you the opportunity to approve the following resolution:

“RESOLVED, that the stockholders of Boston Private Financial Holdings, Inc. approve the compensation of the Company’s executive officers as disclosed in the Company’s proxy statement dated March 11, 2009.”

You are encouraged to carefully review the Compensation Discussion and Analysis section of this proxy statement for a detailed discussion of Company’s executive compensation program.

Under the ARRA, this vote is not binding on our Board of Directors; however, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. In accordance with the ARRA, your vote will not restrict or limit the ability of stockholders to make future proposals for inclusion in proxy materials related to executive compensation.

The Board of Directors unanimously recommends that you vote FOR approval of the overall compensation of executive officers as described in the Compensation Discussion and Analysis of this proxy statement.

SOLICITATION OF PROXIES

The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the Company’s regular employees may also solicit proxies personally or by telephone. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares of common stock held of record by them. Such custodians will be reimbursed for their expenses.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters to be considered at the Meeting. If any other matters properly come before the Meeting, the proxies will be voted in accordance with the best judgment of the proxy holders.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Stockholder proposals intended to be presented at the next annual meeting of stockholders must be received by the Company on or before November 24, 2009, in order to be considered for inclusion in the Company’s proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the Securities and Exchange Commission governing the form and content of proposals in order to be included in the Company’s proxy statement and form of proxy. Any such proposals should be mailed to: Secretary, Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, Massachusetts 02109.

A stockholder of record who wishes to present a proposal at the next annual meeting, other than a proposal to be considered for inclusion in the Company’s proxy statement described above, must provide written notice of such proposal and appropriate supporting documentation, as set forth in the Company’s by-laws, to the Company at its principal executive office no earlier than December 23, 2009 nor later than January 22, 2010; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the first anniversary of the date of the preceding year’s annual meeting (the “Anniversary Date”) or more than 60 days after the Anniversary Date, timely notice by the stockholder must be delivered not earlier than the close of business on the later of (a) the 90th day prior to the scheduled date of such annual meeting or (b) the 10th day following the first date on which the date of such annual meeting is publicly disclosed. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to Commission rules governing the exercise of this authority. Any such proposal should be mailed to: Secretary, Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, Massachusetts 02109.

Exhibit A

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

2009 STOCK OPTION AND INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Boston Private Financial Holdings, Inc. 2009 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of Boston Private Financial Holdings, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” is defined in Section 2(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment granted pursuant to Section 10.

“Change of Control” is defined in Section 19.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Dividend Equivalent Right” means Awards granted pursuant to Section 13.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 22.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National

Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Independent Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Employee Director” means an Independent Director or a member of the board of directors of a Subsidiary who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance-Based Award” means any Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), operating loss containment, capital ratios, pre-tax margin, operating leverage, efficiency ratio, assets under management, balance sheet assets, total stockholder return, credit quality, risk management, changes in the market price of the Stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), earnings per share, cash earnings per share, cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, invested capital, invested capital net of weighted average cost of capital or investment, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award. Each such period shall not be less than 12 months.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.

“Restricted Stock Award” means Awards granted pursuant to Section 7.

“Restricted Stock Unit” means an Award granted pursuant to Section 8.

“Retirement” means the employee’s termination of employment or other service relationship with the Company and its Subsidiaries in accordance with the Company’s retirement policy, not including early retirement, generally applicable to its salaried employees, as in effect from time to time.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $1.00 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means any Award granted pursuant to Section 6.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means any Award granted pursuant to Section 9.

SECTION 2.  ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administrator. The Plan shall be administered by either the Board or a committee of not less than two Independent Directors (in either case, the “Administrator”).

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards, Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer, the President and/or other executive officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards at Fair Market Value, to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be the sum of (1) 4,000,000 shares, plus (2) the number of shares of Stock available for grant on the Effective Date under the Company’s 2004 Stock Option and Incentive Plan. For purposes of this limitation, the shares of Stock underlying any Awards (including any awards granted pursuant to the Company’s 1997 Long-Term Incentive Plan, the Company’s 2004 Stock Option and Incentive Plan and the Company’s Directors’ Stock Option Plan) which are forfeited, canceled, surrendered or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. In addition, upon exercise of Stock Appreciation Rights, the gross number of shares exercised shall be deducted from the total number of shares remaining available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that (subject in each case, to adjustment as provided in Section 3(b)):

(i) Awards under the Plan granted during any calendar year shall be with respect to no more than two percent of the total shares of Stock outstanding as of the last business day of the preceding calendar year;

(ii) Awards under the Plan to any individual granted during any calendar year shall be with respect to no more than 800,000 shares of Stock;

(iii) Restricted Stock Awards and Restricted Stock Unit Awards under the Plan to any individual granted during any calendar year shall be with respect to no more than 400,000 shares of Stock;

(iv) the maximum number of shares of Stock that may be subject to a Performance-Based Award that provides for a Performance Cycle longer than one calendar year shall be based upon the foregoing annual maximum limits multiplied by the number of full calendar years in the Performance Cycle;

(v) the maximum payment that may be made to any Covered Employee in any calendar year pursuant to a Performance-Based Award that is a Cash-Based Award shall not exceed $1,000,000. The maximum payment that may be subject to a Performance-Based Award that provides for a Performance Cycle longer than one calendar year shall be based upon the foregoing annual maximum payment multiplied by the number of full calendar years in the Performance Cycle. The per-individual limit described herein shall be construed and applied consistently with Section 162(m) of the Code;

(vi) the maximum number of shares of Stock that may be issued in the form of Incentive Stock Options under the Plan shall be 4,000,000 shares of the Stock; and

(vii) the maximum number of shares of Stock that shall be available for Awards of Restricted Stock, Restricted Stock Units or other Awards payable in the form of shares of Stock that either require no purchase by the grantee or are not Performance-Based Awards, shall be 50 percent of the shares of Stock authorized under this Plan (excluding any Awards that have returned to the pool of shares available for grant in accordance with this Section 3(a)).

The shares of Stock available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, Unrestricted Stock Awards, Restricted Stock Awards or Restricted Stock Units, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, (v) the number of Stock Options automatically granted to Non-Employee Directors, and (vi) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

The Administrator may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

(c) Mergers and Other Transactions. In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a “Sale Event”), all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event and all other Awards shall become fully vested and nonforfeitable as of the effective time of the Sale Event, except as the Administrator may otherwise specify with respect to particular Awards. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options and Stock Appreciation Rights not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

Notwithstanding anything to the contrary in this Section 3(c), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights.

(d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. Notwithstanding anything herein to the contrary, the Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(a) Grant of Stock Options. The Administrator in its discretion may grant Stock Options to eligible officers, employees, Non-Employee Directors and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(ii) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Certificate:

(A) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(B) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

(D) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(v) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(b) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive an amount in cash or shares of Stock or a combination thereof having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, with the Administrator having the right to determine the form of payment.

(b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. All Stock Appreciation Rights shall be exercisable during the grantee’s lifetime only by the grantee or the grantee’s legal representative.

SECTION 7. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Restricted Stock Award Certificate. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d), below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 17 below, in writing after the Award is issued, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, and except with respect to Restricted Stock granted in lieu of cash compensation, in the event that any such Restricted Stock granted to employees shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock granted to employees shall have a time-based restriction, the total restriction period with respect to such shares shall not be less than three years, provided, however, that Restricted Stock with a time-based restriction may become vested incrementally over such three-year period. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 17 below, in writing after the Award Certificate is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the Company’s right of repurchase as provided in Section 7(c) above.

SECTION 8. RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Units. The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, and except with respect to Restricted Stock Units granted in lieu of cash compensation, in the event that any such Restricted Stock Units granted to employees shall have a performance-based goal, the restriction period with respect to such Award shall not be less than one year and in the event any such Restricted Stock Units granted to employees shall have a time-based restriction, the total restriction period with respect to such Award shall not be less than three years; provided, however, that any Restricted Stock Units with a time-based restriction may become vested incrementally over such three-year period. At the end of the deferral period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. To the extent that an award of Restricted Stock Units is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

(b) Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of the cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

(c) Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Restricted Stock Units, subject to such terms and conditions as the Administrator may determine.

(d) Restrictions. An award of Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

(e) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 17 below, in writing after the Award Certificate is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

SECTION 11. PERFORMANCE SHARE AWARDS

(a) Nature of Performance Share Awards. The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the periods during which performance is to be measured, which may not be less than one year, and such other limitations and conditions as the Administrator shall determine.

(b) Rights as a Stockholder. A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

(c) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 17 below, in writing after the Award is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12. PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

(a) Performance-Based Awards. Any employee or other key person providing services to the Company and who is selected by the Administrator may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (x) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (y) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (z) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.

(b) Grant of Performance-Based Awards. With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

(c) Payment of Performance-Based Awards. Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the

Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee’s Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

SECTION 13. DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

(b) Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(c) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 17 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of another Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 14. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 15. SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 16. TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 17. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c) without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants. To the extent required under the rules of any securities exchange or market system on which the Stock is listed or to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 17 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c).

SECTION 18. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 19. CHANGE OF CONTROL PROVISIONS

Upon the occurrence of a Change of Control as defined in this Section 19:

(a) Except as otherwise provided in the applicable Award Certificate, each outstanding Stock Option and Stock Appreciation Right shall automatically become fully exercisable.

(b) Except as otherwise provided in the applicable Award Certificate, conditions and restrictions on each outstanding Restricted Stock Award and Restricted Stock Unit which relate solely to the passage of time and continued employment will be removed. Performance or other conditions (other than conditions and restrictions relating solely to the passage of time and continued employment) will continue to apply unless otherwise provided in the applicable Award Certificate.

(c) “Change of Control” shall mean the occurrence of any one of the following events:

(i) any “person” (as such term is defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Act”)) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan or trust of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Act), directly or indirectly, of securities of the Company representing at least 50 percent or more of the combined voting power of the Company’s then outstanding securities;

(ii) persons who, as of January 1, 2009, constituted the Company’s Board (the “Incumbent Board”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board of Directors of the Company, provided that any person becoming a director of the Company subsequent to January 1, 2009 whose election or nomination for election was approved by at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Agreement, be considered a member of the Incumbent Board; or

(iii) consummation of (A) any consolidation or merger of the Company or its subsidiaries where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 50 percent or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to 50 percent or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 50 percent or more of the combined voting power of all then outstanding Voting Securities, then a “Change of Control” shall be deemed to have occurred for purposes of the foregoing clause (i).

SECTION 20. GENERAL PROVISIONS

(a) No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b) Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Stockholder Rights. Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

(g) Forfeiture of Awards. Notwithstanding anything herein to the contrary, each Plan grantee shall, in the discretion of the Administrator, reimburse the Company for the amount of any Award received by such individual under the Plan to the extent such Award or the value of such Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

(h) Forfeiture of Awards under Sarbanes-Oxley Act. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

SECTION 21. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board. No grants of Stock Options and other Awards may be made hereunder after January 27, 2019.

SECTION 22. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts, applied without regard to conflict of law principles.

000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 22, 2009.

Vote by Internet
• Log on to the Internet and go to www.envisionreports.com/BPFH • Follow the steps outlined on the secured website.

Vote by telephone

  •   Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

  •   Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

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A	Proposals
The Board of Directors recommends a vote FOR the listed nominees and FOR Proposal 2 and Proposal 3.

1.	To elect four (4) Class II Directors to serve until the 2012 Annual Meeting or until their successors are duly elected and qualified.	+

  Nominees:        01 - Herbert S. Alexander        02 - Adolfo Henriques        03 - Lynn Thompson Hoffman        04 - John Morton III

☐	FOR all nominees listed

☐	WITHHOLD authority to vote for all nominees listed

☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	01	☐	Herbert S. Alexander	02	☐	Adolfo Henriques

		03	☐	Lynn Thompson Hoffman	04	☐	John Morton III

		For	Against	Abstain
2.	To approve a new 2009 Stock Option and Incentive Plan for officers, employees, non employee directors and other key persons of the Company and its subsidiaries.	☐	☐	☐

3.	To approve a non-binding, advisory resolution regarding the compensation of the Company’s executive officers.	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

  PROXY — BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

  Dear Stockholder,

  Please take note of the important information enclosed with this proxy card.

  Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

  Please mark the boxes on this proxy card to indicate how your shares will be voted.

  Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

  Your vote must be received prior to the Annual Meeting of Stockholders, Wednesday, April 22, 2009.

  Thank you in advance for your prompt consideration of these   matters.

  Sincerely,

  Boston Private Financial Holdings, Inc.

  Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on April 22, 2009:   The Company’s 2009 Proxy Statement, Form 10-K and the Company’s Annual Report for 2008 are available at   www.edocumentview/bpfh.

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

Proxy Solicited by the Board of Directors BOSTON PRIVATE FINANCIAL HOLDINGS, INC. Ten Post Office Square, Boston, Massachusetts 02109	+

The undersigned hereby constitute(s) and appoint(s) Walter M. Pressey and Margaret W. Chambers, and each of them, as proxies of the undersigned (the “Proxies”), each with full power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote all of the shares of Common Stock of Boston Private Financial Holdings, Inc. (the “Company”), held of record by the undersigned at the close of business on March 4, 2009, at the Annual Meeting of Stockholders (the “Meeting”) to be held at Ten Post Office Square, 2nd Floor, Boston, Massachusetts, 02109, on Wednesday, April 22, 2009 at 3:00 p.m., Boston time, or any adjournments or postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S) AND IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS LISTED IN ITEM 1, ITEM 2 AND ITEM 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto, the Company’s Annual Report to Stockholders and the Company’s Annual Report on Form 10-K for Fiscal Year 2008, and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

IF VOTING BY MAIL PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

B	Non-Voting Items

Change of Address — Please print new address below.
	Meeting Attendance Mark this box if you plan to attend the Meeting.	☐

C	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

Please be sure to sign and date this Proxy.

NOTE: Please sign exactly as your name(s) appear(s) hereon. Where there is more than one holder, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.